                                                                   EXHIBIT 10.28

                                Cdn.$389,880,000

                            CANADIAN CREDIT AGREEMENT

                           Dated as of March 31, 2000,
                 as Amended and Restated as of December 7, 2001,
                          as Amended on April 25, 2002,
               as Amended and Restated as of December 5, 2002, and
             as further Amended and Restated as of December 4, 2003

                                      among

                        BURLINGTON RESOURCES CANADA LTD.,

                   BURLINGTON RESOURCES CANADA (HUNTER) LTD.,

                           BURLINGTON RESOURCES INC.,

                           THE LENDERS LISTED HEREIN,

                      JPMORGAN CHASE BANK, TORONTO BRANCH,
                             as Administrative Agent

                         CITIBANK, N.A., CANADIAN BRANCH
                              FLEET NATIONAL BANK,
                            as Co-Syndication Agents

                                       and

                      BANK OF AMERICA, N.A., CANADA BRANCH
                            THE BANK OF NOVA SCOTIA,
                           as Co-Documentation Agents

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                                TABLE OF CONTENTS

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                                                           ARTICLE 1

                                               DEFINITIONS AND ACCOUNTING TERMS

Section 1.01  Certain Defined Terms..............................................................................       6
Section 1.02  Computation of Time Periods........................................................................      24
Section 1.03  Accounting and Other Terms.........................................................................      24
Section 1.04  References.........................................................................................      24
Section 1.05  Schedule III Banks.................................................................................      24

                                                           ARTICLE 2

                                               AMOUNTS AND TERMS OF THE ADVANCES

Section 2.01  Revolving Advances.................................................................................      25
Section 2.02  Making the Advances................................................................................      26
Section 2.03  Fees...............................................................................................      27
Section 2.04  Reduction of the Commitments.......................................................................      28
Section 2.05  Repayment of Advances..............................................................................      28
Section 2.06  Interest on Advances...............................................................................      29
Section 2.07  [Intentionally omitted]............................................................................      31
Section 2.08  Rate Determination.................................................................................      31
Section 2.09  Voluntary Continuation of Advances.................................................................      33
Section 2.10  Prepayments........................................................................................      33
Section 2.11  Bankers' Acceptances...............................................................................      34
Section 2.12  Increased Costs....................................................................................      37
Section 2.13  Increased Capital..................................................................................      39
Section 2.14  Illegality.........................................................................................      40
Section 2.15  Payments and Computations..........................................................................      40
Section 2.16  Taxes..............................................................................................      41
Section 2.17  Sharing of Payments, Etc...........................................................................      46
Section 2.18  Evidence of Debt...................................................................................      46
Section 2.19  Use of Proceeds....................................................................................      47
Section 2.20  Increase of Commitments............................................................................      47
Section 2.21  Extension of Revolving Commitment Termination Date.................................................      49
Section 2.22  Replacement of Lenders.............................................................................      51
Section 2.23  Currency Indemnity.................................................................................      52
Section 2.24  Exchange Rate Calculations.........................................................................      52

                                                           ARTICLE 3

                                            CONDITIONS OF EFFECTIVENESS AND LENDING

Section 3.01  Conditions Precedent to Effectiveness of this Agreement............................................      53
Section 3.02  Conditions Precedent to Each Borrowing.............................................................      54
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                                                           ARTICLE 4

                                                REPRESENTATIONS AND WARRANTIES

Section 4.01  Representations and Warranties of the Borrowers....................................................      54

                                                           ARTICLE 5

                                                           COVENANTS

Section 5.01  Affirmative Covenants..............................................................................      57
Section 5.02  Negative Covenants.................................................................................      58
Section 5.03  Reporting Requirements.............................................................................      62

                                                           ARTICLE 6

                                                       EVENTS OF DEFAULT

Section 6.01  Events of Default..................................................................................      64

                                                           ARTICLE 7

                                                   THE ADMINISTRATIVE AGENT

Section 7.01  Authorization and Action...........................................................................      68
Section 7.02  Administrative Agent's Reliance, Etc...............................................................      68
Section 7.03  Administrative Agent and Affiliates................................................................      69
Section 7.04  Lender Credit Decision.............................................................................      69
Section 7.05  Indemnification....................................................................................      69
Section 7.06  Successor Administrative Agent.....................................................................      70

                                                           ARTICLE 8

                                                           GUARANTY

                                                           ARTICLE 9

                                                         MISCELLANEOUS

Section 9.01  Amendments, Etc....................................................................................      73
Section 9.02  Notices, Etc.......................................................................................      74
Section 9.03  No Waiver; Remedies................................................................................      75
Section 9.04  Costs and Expenses; Indemnity......................................................................      75
Section 9.05  Right of Set-off...................................................................................      77
Section 9.06  Binding Effect.....................................................................................      77
Section 9.07  Assignments and Participations.....................................................................      77
Section 9.08  Confidentiality....................................................................................      80
Section 9.09  Consent to Jurisdiction............................................................................      80
Section 9.10  Governing Law......................................................................................      81
Section 9.11  Execution in Counterparts..........................................................................      81
Section 9.12  Waiver of Jury Trial...............................................................................      82
Section 9.13  Entire Agreement, Etc..............................................................................      82
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Schedule I      --    Material Subsidiaries of Parent
Schedule II     --    Pricing Grid
Schedule III    --    Initial Commitments

Exhibit A             Form of Canadian Short-Term Revolving Credit Agreement Note
Exhibit B             Form of Notice of Borrowing/Continuation/Rollover
Exhibit C             Form of Notice of Repayment
Exhibit D             Form of Assignment and Acceptance
Exhibit E             Form of New Lender Agreement
Exhibit F             Form of Commitment Increase Agreement
Exhibit G             Form of Extension Request
Exhibit H-1           Form of Opinion of Vice President and General Counsel for Parent
Exhibit H-2           Form of Opinion of Joanne Alexander, Alberta Internal Counsel for Borrowers
Exhibit I             Form of Opinion of Bennett Jones LLP, Alberta Counsel for Borrowers
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                                       5

                 CANADIAN SHORT-TERM REVOLVING CREDIT AGREEMENT

Dated as of March 31, 2000, as amended and restated as of December 7, 2001, as amended by Amendment No. 1 dated as of April 25, 2002, as amended and restated as of December 5, 2002, and as further Amended and Restated as of December 4, 2003

                  BURLINGTON RESOURCES CANADA LTD., currently an Alberta corporation (together with its permitted successors and assigns, "BRCL" and a "Borrower"), BURLINGTON RESOURCES CANADA (HUNTER) LTD. (f/k/a CANADIAN HUNTER EXPLORATION LTD.) (together with its permitted successors and assigns, "Canadian Hunter" and a "Borrower", and together with BRCL, the "BORROWERS"), Burlington Resources Inc., a Delaware corporation (together with its permitted successors and assignees, the "PARENT"), the financial institutions (the "INITIAL LENDERS") listed on the signature pages hereof, JPMORGAN CHASE BANK, TORONTO BRANCH, as administrative agent for the Lenders hereunder (in such capacity, the "ADMINISTRATIVE AGENT"), CITIBANK, N.A., CANADIAN BRANCH and FLEET NATIONAL BANK, as co-syndication agents, and BANK OF AMERICA, N.A., CANADA BRANCH and THE BANK OF NOVA SCOTIA, as co-documentation agents, agree as follows:

                                   ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ACCEPTANCE FEE" means a fee payable in Cdn. Dollars by the applicable Borrower to the Administrative Agent for the account of a Lender with respect to the acceptance of a B/A on the date of such acceptance, calculated on the face amount of the B/A at the rate per annum applicable on such date as set forth in the row labeled "Applicable Margin" on Schedule II hereto (which is based on the ratings (or lack thereof) by Moody's or S&P or both of them of the public long-term senior unsecured debt securities of the Parent) on the basis of the number of days in the applicable Contract Period (including the date of acceptance and excluding the date of maturity) and a year of 365 days.

                  "ADMINISTRATIVE AGENT" has the meaning specified in the introduction to this Agreement.

                  "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrowers) duly completed by such Lender.

                  "ADVANCE" means an advance by a Lender to either Borrower as part of a Borrowing, and refers to a Prime Rate Advance, a Base Rate Advance, a Cdn. Dollar

Eurodollar Rate Advance, a U.S. Dollar Eurodollar Rate Advance or a B/A Advance (each of which shall be a "TYPE" of Advance).

                  "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. The term "CONTROL" (including the terms "CONTROLS", "CONTROLLED BY" or "UNDER COMMON CONTROL WITH") means, with respect to any Person, the possession, direct or indirect, of the power to vote 10% or more (or in the case of an "AFFILIATE" of any Lender, 5% or more) of the securities having ordinary voting power for the election of directors of such Person or to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise. Neither a director nor an officer of a Borrower or Parent, in such capacity, shall be deemed, for purposes of this Agreement, an Affiliate.

                  "AGREEMENT" means this Amended and Restated Canadian Short-Term Revolving Credit Agreement, together with all exhibits and schedules hereto, as amended or otherwise modified from time to time pursuant to the terms hereof.

                  "APPLICABLE LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Applicable Lending Office" in its Administrative Questionnaire, or in the Assignment and Acceptance or New Lender Agreement pursuant to which it became a Lender, and/or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent with respect to any Type of Advance.

                  "APPLICABLE MARGIN" means for any date the percentage per annum applicable on such date as set forth in the row labeled "Applicable Margin" on Schedule II hereto, which is based on the ratings (or lack thereof) by Moody's or S&P or both of the public long-term senior unsecured debt securities of Parent.

                  "ARRANGER" means J.P. Morgan Securities Inc.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit D hereto.

                  "AVERAGE AGGREGATE FACILITY ADVANCES" means, for any Utilization Fee Period, the average daily outstanding amount of (i) all Advances hereunder and (ii) all "Advances" under, and as defined in, the U.S. Short-Term Revolving Credit Agreement and the U.S. Long-Term Revolving Credit Agreement.

                  "AVERAGE AGGREGATE FACILITY COMMITMENTS" means, for any Utilization Fee Period, the average daily amount of (i) all Commitments hereunder and (ii) all "Commitments" under, and as defined in, the U.S. Short-Term Revolving Credit Agreement and the U.S. Long-Term Revolving Credit Agreement.

                  "B/A ADVANCE" means a Borrowing comprised of one or more Bankers' Acceptances or, as applicable, B/A Loans.

                  "B/A LOAN" has the meaning specified in Section 2.11(i).

                  "BANKERS' ACCEPTANCE" and "B/A" mean a non-interest bearing instrument denominated in Cdn. Dollars, drawn by the applicable Borrower and accepted by a Lender in accordance with this Agreement, and includes a depository note within the meaning of the Depository Bills and Notes Act (Canada) and a bill of exchange within the meaning of the Bills of Exchange Act (Canada).

                  "BASE RATE" means, for each day in any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times for such day be equal to the higher of:

                  (i) the annual rate of interest announced publicly by the Administrative Agent and in effect as its base rate at its principal office in Toronto, Ontario on such day for determining interest rates on U.S. Dollar-denominated commercial loans made in Canada; and

                  (ii) 0.50% per annum above the Effective Federal Funds Rate for such day.

                  "BASE RATE ADVANCE" means an Advance denominated in U.S. Dollars that bears interest based upon the Base Rate, as provided in Section 2.06(a)(ii).

                  "BORROWER" AND "BORROWERS" have the meanings specified in the introduction to this Agreement.

                  "BORROWING" means a borrowing consisting of Advances of the same Type made on the same day by the Lenders pursuant to Section 2.01 and, (i) in the case of Eurodollar Rate Advances, having Interest Periods of the same duration; and, (ii) in the case of B/A Advances, having Contract Periods of the same duration; it being understood that there may be more than one Borrowing on a particular day.

                  "BRCL" has the meaning specified in the introduction to this Agreement.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day of the year on which banks are not required or authorized to close in Calgary, Alberta, Toronto, Ontario or New York, New York, and, if the applicable Business Day relates to any Eurodollar Rate Advances, a day on which banks are not required or authorized to close in London, England.

                  "BUSINESS ENTITY" means a partnership, limited partnership, limited liability partnership, corporation (including a business trust), limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity.

                  "CALCULATION DATE" shall mean the last Business Day of each month.

                  "CANADIAN CERTIFICATION REQUIREMENTS" has the meaning specified in Section 2.16(g) of this Agreement.

                  "CANADIAN HUNTER" has the meaning specified in the introduction to this Agreement.

                  "CANADIAN TAXES" has the meaning specified in Section 2.16(a) of this Agreement.

                  "CAPITALIZATION" means the sum (without duplication) of (i) consolidated Debt of the Parent and its consolidated Subsidiaries, plus (ii) the aggregate amount of Guarantees by the Parent or its consolidated Subsidiaries, plus (iii) the sum of the preferred stock and common stockholders' equity of the Parent, plus (iv) the cumulative amount by which such common stockholders' equity of the Parent shall have been reduced by reason of non-cash write-downs of long-term assets subsequent to December 31, 1997 (but excluding any such amount with respect to assets of Project Finance Subsidiaries), minus (v) to the extent otherwise included in determining the amounts computed under clause (iii) above, the aggregate investment (net of any Project Financing) of the Parent and its consolidated Subsidiaries in Project Finance Subsidiaries

                  "CDN.$" and "CDN. DOLLAR" mean lawful money of Canada.

                  "CDN.$ EQUIVALENT" means, at the date of determination, (i) with respect to any amount in Cdn. Dollars, such amount and (ii) with respect to any amount in U.S. Dollars, the equivalent in Cdn. Dollars of such amount, determined by the Administrative Agent pursuant to Section 2.24 using the Exchange Rate with respect to U.S. Dollars in effect for such amount under the provisions of such Section.

                  "CDN. DOLLAR EURODOLLAR RATE" means, for any Interest Period for each Cdn. Dollar Eurodollar Rate Advance comprising part of the same Borrowing, the rate appearing on Page 3740 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Canadian dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Canadian dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "Cdn. Dollar Eurodollar Rate" with respect to such Borrowing for such Interest Period shall be the rate at which Canadian dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "CDN. DOLLAR EURODOLLAR RATE ADVANCE" means an Advance denominated in Cdn. Dollars that bears interest determined by reference to the Cdn. Dollar Eurodollar Rate, as provided in Section 2.06(a)(iii)(x).

                  "CDOR RATE" means, for each day in any period, the annual rate of interest that is the rate based on an average rate applicable to Cdn. Dollar bankers' acceptances for a term equal to the term of the relevant Contract Period (or for a term of 30 days for purposes of determining the Prime Rate) appearing on the "Reuters Screen CDOR Page" (as defined in the International Swaps and Derivatives Association, Inc. definitions, as modified and amended from time to time) at approximately 8:00 a.m. (Calgary local time), on such date, or if such date is not a Business Day, on the immediately preceding Business Day, provided that if such rate does not appear on the Reuters Screen CDOR Page on such date as contemplated, then the CDOR Rate on such date shall be the arithmetic average of the Discount Rate quoted by each
Schedule I Reference Bank (determined by the Administrative Agent as of 8:00 a.m. Calgary local time on such date) which would be applicable to Cdn. Dollar Bankers' Acceptances quoted by the banks listed in Schedule I of the Bank Act (Canada) as of 8:00 a.m. (Calgary local time) on such date or, if such date is not a Business Day, on the immediately preceding Business Day.

                  "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any governmental authority after the date of this Agreement or (c) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any governmental authority if such request, guideline or directive is made or issued after the date of this Agreement and reflects a change after the date of this Agreement in the policies or practices to which such request, guideline or directive relates.

                  "CLAM" means CLAM Petroleum B.V., a Netherlands company, and CLAM's successors.

                  "CLAM CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of July 25, 1985, among MaraLou Netherlands Partnership, CLAM, the banks parties thereto and Morgan, as agent for such banks, as amended and restated as of August 15, 1997, or any successor credit agreement entered into for the purpose of refinancing such Amended and Restated Credit Agreement, in each case, as amended, restated, supplemented, extended, replaced or otherwise modified from time to time.

                  "COMMITMENT" has the meaning specified in Section 2.01(a).

                  "COMMITMENT INCREASE NOTICE" has the meaning specified in
Section 2.20(a).

                  "COMMITMENT INCREASE AGREEMENT" has the meaning specified in
Section 2.20(c).

                  "COMMITMENT PERCENTAGE" means, as to any Lender at any time, the percentage that such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage that the aggregate principal amount of such Lender's Advances then outstanding constitutes of the aggregate principal amount of the Advances then outstanding).

                  "CONSOLIDATED TANGIBLE NET WORTH" means, on a consolidated basis, the excess of (i) the sum of (x) the preferred stock and common stockholders' equity of Parent and (y) the cumulative amount by which Consolidated Tangible Net Worth shall have been reduced by reason of non-cash write-downs of long-term assets subsequent to December 31, 1997, over (ii) the intangible assets of Parent and its consolidated Subsidiaries.

                  "CONTINGENT GUARANTY" has the meaning specified in the definition of the term "Guaranty" contained in this Section 1.01.

                  "CONTINUE", "CONTINUATION" and "CONTINUED" each refers to a continuation of Advances of one Type as Advances of another Type pursuant to
Section 2.08, 2.09 or 2.14 or the continuation of Advances of the same Type for additional Interest Periods or Contract Periods, as applicable.

                  "CONTRACT PERIOD" means (a) with respect to Bankers' Acceptances, the term of a B/A Advance selected by the applicable Borrower in accordance with Section 2.02 commencing on the date of such B/A Advance and expiring on a Business Day which shall be either 30 days, 60 days, 90 days, 180 days or, with the consent of each Lender, any other number of days from 1 to 180, provided that (i) subject to subparagraph (ii) below, each such period shall be subject to such extensions or reductions as may be determined by the Administrative Agent to ensure that each Contract Period shall expire on a Business Day, and (ii) no Contract Period shall extend beyond the Revolving Commitment Termination Date and (b) with respect to a B/A Loan, an Interest Period equal to the Contract Period of the Bankers' Acceptances for which it is a substitute.

                  "CURRENCY DUE" has the meaning specified in Section 2.23.

                  "DEBT" of any Person means, without duplication (i) indebtedness of such Person for borrowed money or in respect of bankers' acceptances, (ii) obligations of such Person (other than any portion of any trade payable obligation of such Person which shall not have remained unpaid for 91 days or more from the later of (A) the original due date of such portion and
(B) the customary payment date in the industry and relevant market for such portion) to pay the deferred purchase price of property or services, (iii) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, and (iv) Overdue Reimbursement Obligations; provided, however, that where any such indebtedness or obligation of such Person is made jointly, or jointly and severally, with any third party or parties, which are not the Borrowers or Parent, or any of their consolidated Subsidiaries, the amount thereof for the purposes of this definition only shall be the pro rata portion thereof payable by such Person, so long as such third party or parties have not defaulted on its or their joint and several portions thereof, and provided, further, that the following shall not at any time constitute Debt: (1) obligations of such Person to reimburse a bank or other Person in respect of amounts paid under a letter of credit or similar instrument that are not Overdue Reimbursement Obligations, (2) Project Financing, (3) the Morgan Gold Loans unless, at such time, for any reason whatsoever, (A) no royalty income shall have accrued under the Royalty Agreement dated as of December 5, 1984 between Copper Range Company, a Michigan corporation, and LL&E during the three consecutive fiscal quarters of LL&E most recently ended prior to such time or (B) any payment required to have been made to LL&E under such agreement prior to such time shall not have been paid on, or within 30 days after, the date such payment is due, and (4) amounts borrowed by either Borrower or Parent and their consolidated Subsidiaries under life insurance policies issued to one or more of the foregoing and covering employees or former employees of one or more of the foregoing not in excess of the cash surrender value of such policies.

                  "DISCOUNT PROCEEDS" means, for any B/A, an amount (rounded up to the nearest whole cent, and with one-half of one cent being rounded up) calculated on the date of the Borrowing by multiplying:

                  (i)      the face amount of the B/A; by

                  (ii) the quotient of one divided by the sum of one plus the product of

                  (A) the Discount Rate (expressed as a decimal) applicable to such B/A, multiplied by

                  (B) a fraction, the numerator of which is the Contract Period of the B/A and the denominator of which is 365, with such quotient being rounded up or down to the nearest fifth decimal place, and with .000005 being rounded up.

                  "DISCOUNT RATE" means:

                  (i) with respect to any Lender which is a Schedule I chartered bank under the Bank Act (Canada), as applicable to a B/A being purchased by such Lender on any day, the CDOR Rate; and

                  (ii) with respect to any Lender which is not a Schedule I chartered bank under the Bank Act (Canada), as applicable to a B/A being purchased by such Lender on any day, the lesser of (A) the CDOR Rate plus 10 basis points (0.10%), and (B) the average (as determined by the Administrative Agent in good faith) of the respective percentage discount rates (expressed to two decimal places and rounded upward, if not in an increment of 1/100th of 1%, to the nearest 0.01%) quoted by the Schedule II/III Reference Banks as the percentage discount rates at which the Schedule II/III Reference Banks would, in accordance with their normal market practices, at or about 10:00 a.m. (Toronto, Ontario time) on such date, be prepared to purchase bankers' acceptances accepted by the Schedule II/III Reference Banks having a face amount and term comparable to the face amount and term of such B/A.

                  "EFFECTIVE DATE" means the date on which the conditions precedent set forth in Section 3.01 have been satisfied (or compliance therewith shall have been waived by the Lenders), which date the Administrative Agent will promptly confirm to the Borrowers and the Lenders in writing, and which date shall be no earlier than December 4, 2003.

                  "EFFECTIVE FEDERAL FUNDS RATE" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "ELIGIBLE ASSIGNEE" means, with respect to any particular assignment under Section 9.07, any bank or other entity approved in writing by the Borrowers expressly with respect to such assignment and, except as to such an assignment by JPMorgan so long as JPMorgan is the Administrative Agent hereunder, the Administrative Agent shall be an Eligible Assignee for purposes of this Agreement, provided that neither the Administrative Agent's nor the Borrowers' approval shall be unreasonably withheld, and provided further that no such approval shall be necessary if (i) the assignee is a Lender Affiliate, (ii) the assignee was a Lender immediately prior to such assignment, or (iii) if an Event of Default shall then be continuing.

                  "EQUITY INTERESTS" means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued from time to time thereunder.

                  "ERISA AFFILIATE" means any Person who is a member of Parent's controlled group within the meaning of Section 4001(a)(14)(A) of ERISA.

                  "EURODOLLAR RATE" means the Cdn. Dollar Eurodollar Rate or the U.S. Dollar Eurodollar Rate, as applicable.

                  "EURODOLLAR RATE ADVANCE" means a Cdn. Dollar Eurodollar Rate Advance or a U.S. Dollar Eurodollar Rate Advance, as applicable.

                  "EURODOLLAR RATE MARGIN" means for any date the percentage per annum applicable on such date as set forth in the row labeled "Applicable Margin" on Schedule II hereto, which is based on the ratings (or lack thereof) by Moody's or S&P or both of the public long-term senior unsecured debt securities of Parent.

                  "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

                  "EXCHANGE RATE" shall mean with respect to U.S. Dollars on a particular date, the rate at which U.S. Dollars may be exchanged into Cdn. Dollars as quoted by the Bank of Canada on the Reuters Bank of Canada page (or, if not so quoted, the spot rate of exchange quoted for wholesale transactions made by the Administrative Agent at Calgary, Alberta) at 12:00 noon, Toronto, Ontario time, on the relevant Reuters screen currency page; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

                  "EXTENSION REQUEST" means each request by each Borrower made pursuant to Section 2.21 for the Lenders to extend the Revolving Commitment Termination Date, which shall contain the information in respect of such extension specified in Exhibit G and shall be delivered to the Administrative Agent in writing.

                  "FACILITY FEE PERCENTAGE" means for any date the percentage per annum applicable on such date as set forth in the row labeled "Facility Fee Percentage" on Schedule II hereto, which is based on the ratings (or lack thereof) by Moody's or S&P or both of the public long-term senior unsecured debt securities of Parent.

                  "FINAL MATURITY DATE" means the date occurring five years and one day after the Revolving Commitment Termination Date or, if such day is not a Business Day, the next succeeding Business Day.

                  "FINANCING DOCUMENTS" means this Agreement, the Notices of Borrowing and the Notes, and each other instrument or agreement entered into by Parent or either Borrower in connection with this Agreement, as such instrument or agreement may be amended, modified or supplemented from time to time in accordance herewith.

                  "FOREIGN LENDER" means any Lender that is neither a resident of Canada for purposes of the Income Tax Act nor a Schedule III Bank which receives all amounts paid under this Agreement in respect of its "Canadian banking business", as defined in the Income Tax Act. For purposes of this definition, Canada and each province thereof shall be deemed to constitute a single jurisdiction.

                  "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time.

                  "GUARANTEED PARTIES" means the Administrative Agent, the Arranger, the Lenders and each other Person to whom any of the Obligations are or shall be owed.

                  "GUARANTOR" means each of (i) the Parent, in its capacity as guarantor of the Obligations of BRCL and Canadian Hunter, (ii) BRCL, in its capacity as guarantor of the Obligations of Canadian Hunter, and (iii) Canadian Hunter, in its capacity as guarantor of the Obligations of BRCL and "GUARANTORS" means, collectively, all of the foregoing.

                  "GUARANTY", "GUARANTEED" and "GUARANTEEING" each means any act by which a Person assumes, guarantees, endorses or otherwise incurs direct or contingent liability in connection with, or agrees to purchase or otherwise acquire or otherwise assures a creditor against loss in respect of, any Debt or Project Financing of any Person other than the Borrowers, the Parent or any of their consolidated Subsidiaries (excluding (i) any liability by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) any liability in connection with obligations of the Borrowers, Parent or any of their consolidated Subsidiaries, including obligations under any conditional sales agreement, equipment trust financing or equipment lease, (iii) any liability or other act of the Borrowers, Parent or any of their consolidated Subsidiaries under arrangements entered into in connection with the CLAM Credit Agreement, U.S. Short-Term Revolving Credit Agreement or the U.S. Long-Term Revolving Credit Agreement, and (iv) any such act in connection with a Project Financing that either (A) guarantees to the provider of such Project Financing or any other Person performance of the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the project that is financed by such Project Financing or performance by a Project Financing Subsidiary of certain obligations to Persons other than the provider of such Project Financing, except during any period, and then only to the extent, that such guaranty is a direct guaranty of payment of such Project Financing (other than a guaranty of payment of the type referred to in subclause (B) below) or (B) is contingent upon, or the obligation to pay or perform under which is contingent upon, the occurrence or existence of any event or condition other than or in addition to (1) the passage of time, (2) any Project Financing becoming due, (3) the commencement of bankruptcy, insolvency or similar proceedings by the obligor on any Project Financing or (4) the failure of the obligor on any Project Financing to satisfy a financial ratio, covenant or other similar financial measurement test, but only during such period as such act is not by its terms presently enforceable, or if so enforceable, there is not a reasonable probability that the guarantor will be called upon to perform thereunder (or to make capital contributions in lieu of performance thereunder) (any such act referred to in this clause (iv) being a "Contingent Guaranty")); provided, however, that for the purposes of this definition the liability of the Borrowers, Parent or any of their Subsidiaries with respect to any obligation as to which a third party or parties are jointly, or jointly and severally, liable as a guarantor or otherwise as contemplated hereby and have not defaulted on its or their portions thereof, shall be only its pro rata portion of such obligation.

                  "INCOME TAX ACT" means the Income Tax Act (Canada), as amended from time to time.

                  "INDEMNIFIED PARTY" means any or all of the Lenders, the Arranger and the Administrative Agent.

                  "INITIAL LENDERS" has the meaning specified in the introduction to this Agreement.

                  "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "INTEREST PERIOD" means (a) for each Eurodollar Rate Advance (other than a B/A Loan) comprising part of the same Borrowing, the period beginning on the date of such Advance or the date of the Continuation of any Advance as such Advance and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and (b) for each B/A Loan, the period beginning on the date of such B/A Loan and ending on the last day of the Contract Period of the Bankers' Acceptances for which such B/A Loan is a substitute. The duration of each such Interest Period for a Eurodollar Rate Advance (other than a B/A Loan) shall be (i) one, two, three or six months upon notice received by the Administrative Agent not later than 10:00 a.m. (Calgary local time) on the third Business Day prior to the first day of such Interest Period, or (ii) subject to availability to each Lender, nine or twelve months upon notice received by the Administrative Agent not later than 10:00 a.m. (Calgary local time) on the fourth Business Day prior to the first day of such Interest Period, in each case as the applicable Borrower may select; provided, however, that:

                  (A) the duration of any Interest Period which commences before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date and the duration of any Interest Period which would otherwise end after the Final Maturity Date shall end on the Final Maturity Date;

                  (B) if the last day of such Interest Period would otherwise occur on a day which is not a Business Day, such last day shall be extended to the next succeeding Business Day, except if such extension would cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day;

                  (C) Interest Periods commencing on the same date for Advances comprising the same Borrowing shall be of the same duration; and

                  (D) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (A) above, end on the last Business Day of a calendar month.

                  "JPMORGAN" means JPMorgan Chase Bank, Toronto Branch.

                  "JUDGMENT CURRENCY" has the meaning specified in Section 2.23.

                  "LENDER AFFILIATE" means, with respect to any Lender, (a) an Affiliate of such Lender or (b) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender (with such Lender or Affiliate having the sole right and responsibility with respect to the approval of amendments and waivers to this Agreement, the Notes and all related agreements and instruments entered into from time to time).

                  "LENDERS" means the Initial Lenders, each bank or other financial institution that shall become a party hereto pursuant to Section 2.20, and each Eligible Assignee that shall become a party hereto pursuant to Section 9.07(a), (b) and (d).

                  "LIEN" means any lien, security interest or other charge or encumbrance, or any assignment of the right to receive income, or any other type of preferential arrangement, in each case to secure any Debt or any Guaranty of any Person; provided that (i) the creation of interests in property of the character commonly referred to as a "royalty interest" or "overriding royalty interest", farmouts, joint operating or unitization agreements, or other similar transactions in the ordinary course of business and (ii) borrowings under life insurance policies as described in clause (4) of the proviso to the definition of "Debt" shall not be deemed to create a Lien.

                  "LL&E" means The Louisiana Land and Exploration Company, a Maryland corporation and a wholly-owned Subsidiary of the Parent.

                  "MAJORITY LENDERS" means i) for purposes of acceleration of the Advances and other amounts outstanding under Article 6 hereof, Lenders holding at least 51% of the then aggregate unpaid principal amount of the Advances held by Lenders or (ii) for all other purposes of this Agreement, Lenders having at least 51% of the Commitments.

                  "MARGIN STOCK" means "margin stock" as defined in Regulation U of the Board of Governors of the United States Federal Reserve System, as in effect from time to time.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition or operations of Parent and its consolidated Subsidiaries on a consolidated basis.

                  "MATERIAL PLAN" means any Plan the assets of which exceed U.S.$50,000,000 or the liabilities of which for unfunded vested benefits determined on a plan termination basis (in accordance with Title IV of ERISA) exceed U.S.$10,000,000.

                  "MATERIAL SUBSIDIARY" means, from time to time, any Subsidiary of Parent (other than a Project Financing Subsidiary) then owning assets (determined on a consolidated basis) that equal or exceed 10% of the book value of the consolidated assets of Parent and its consolidated Subsidiaries at such time; provided that for purposes of this definition the term "Material Subsidiary" shall always include each of the Borrowers and their successors.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "MORGAN" means Morgan Guaranty Trust Company of New York, and its successors.

                  "MORGAN GOLD LOANS" means the obligations of LL&E under the respective Credit Agreements dated as of December 23, 1994 and March 31, 1995 between LL&E and Morgan, or under any additional credit agreements on substantially similar terms, in each case, as amended, restated, supplemented, extended, replaced or otherwise modified from time to time, provided that the aggregate outstanding amount borrowed thereunder shall at no time exceed 35,000 ounces of gold.

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which Parent or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions, such plan being maintained pursuant to one or more collective bargaining agreements.

                  "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, which (i) is maintained for employees of Parent or an ERISA Affiliate and at least one Person other than the Borrowers, Parent and its ERISA Affiliates or (ii) was so maintained and in respect of which Parent or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NEW LENDER" has the meaning specified in Section 2.20(b).

                  "NEW LENDER AGREEMENT" has the meaning specified in Section 2.20(b).

                  "NOTE" means a promissory note of a Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Advances made by such Lender.

                  "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

                  "NOTICE OF CONTINUATION" has the meaning specified in Section 2.09.

                  "OBJECTING LENDERS" has the meaning specified in Section 2.21(a).

                  "OBLIGATIONS" means (a) the obligations of each Borrower in respect of the due and punctual payment of (i) the principal of and interest on the Advances made to it and the Notes executed by it when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all fees, expenses, indemnities, expense reimbursement obligations and other obligations, monetary or otherwise, of either Borrower under this Agreement or any other Financing Document and (b) all other obligations, monetary or otherwise, of either Borrower under each Financing Document to which it is a party.

                  "OFFERED INCREASE AMOUNT" has the meaning specified in Section 2.20(a).

                  "ORIGINAL EFFECTIVE DATE" means February 25, 1998.

                  "OTHER TAXES" has the meaning specified in Section 2.16(d) of this Agreement.

                  "OVERDUE REIMBURSEMENT OBLIGATIONS" means, with respect to any Person, non-contingent obligations of such Person to reimburse a bank or other Person in respect of amounts paid under a letter of credit or similar instrument that are not paid on or prior to the fifth Business Day after the due date therefor.

                  "PARENT" has the meaning specified in the introduction to this Agreement.

                  "PAYMENT OFFICE" means the Administrative Agent's office located at 200 Bay Street, Suite 1800, Royal Bank Plaza, South Tower, Toronto, Ontario M5J 2J2 (or such other office or individual as the Administrative Agent may hereafter designate in writing to the other parties hereto).

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "PERMITTED ASSETS" means (i) hydrocarbon or other reserves (including proved, probable, possible or speculative reserves), (ii) properties, assets, rights or business related to reserves (including real property, gathering systems, plants, pipelines, equipment and processing and treatment facilities), (iii) other fixed or operating assets and (iv) Equity Interests in any and all Business Entities that are or become Subsidiaries of a Borrower or Parent owning assets referred to in any of the foregoing clauses.

                  "PERMITTED LIENS" means:

                  (i) inchoate Liens and charges imposed by law and incidental to construction, maintenance, development or operation of properties, or the operation of business, in the ordinary course of business if payment of the obligation secured thereby is not yet overdue or if the validity or amount of which is being contested in good faith by either Borrower, Parent or any of their respective Subsidiaries;

                  (ii) Liens for taxes, assessments, obligations under workers' compensation or other social security legislation or other governmental requirements, charges or levies, in each case not yet overdue;

                  (iii) Liens reserved in any oil, gas or other mineral lease entered into in the ordinary course of business for rent, royalty or delay rental under such lease and for compliance with the terms of such lease;

                  (iv) easements, servitudes, rights-of-way and other rights, exceptions, reservations, conditions, limitations, covenants and other restrictions which do not materially interfere with the operation, value or use of the properties affected thereby;

                  (v) conventional provisions contained in any contracts or agreements affecting properties under which either Borrower, Parent or any of their respective Subsidiaries is required immediately before the expiration, termination or abandonment of a particular property to reassign to such Person's predecessor in title all or a portion of such Person's rights, titles and interests in and to all or a portion of such property;

                  (vi) any Lien reserved in a grant or conveyance in the nature of a farm-out or conditional assignment to either Borrower, Parent or any of their respective Subsidiaries entered into in the ordinary course of business on reasonable terms to secure undertakings of either Borrower, Parent or any such Subsidiary in such grant or conveyance;

                  (vii) any Lien consisting of (A) statutory landlord's liens under leases to which either Borrower, Parent or any of their respective Subsidiaries is a party or other Liens on leased property reserved in leases thereof for rent or for compliance with the terms of such leases, (B) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any property of either Borrower, Parent or any of their respective Subsidiaries, or to use such property in any manner which does not materially impair the use of such property for the purposes for which it is held by such Borrower, Parent or any such Subsidiary, (C) obligations or duties to any municipality or public authority with respect to any franchise, grant, license, lease or permit and the rights reserved or vested in any governmental authority or public utility to terminate any such franchise, grant, license, lease or permit or to condemn or expropriate any property, and (D) zoning laws and ordinances and municipal regulations;

                  (viii) Liens on Equity Interests in, or Debt or other obligations of, CLAM owned by the Parent, either Borrower or any of their respective Subsidiaries, which Liens secure Debt of CLAM; and

                  (ix) any Lien on any assets (including Equity Interests and other obligations) securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring, improving, installing, designing, engineering, developing (including drilling), or constructing such assets, provided that such Lien attaches to such assets concurrently with or within 360 days after the acquisition or completion of development, construction or installation thereof or improvement thereto.

                  "PERSON" means an individual, a Business Entity, or a country or any political subdivision thereof or any agency or instrumentality of such country or subdivision.

                  "PLAN" means a Single Employer Plan or a Multiple Employer
Plan.

                  "PRIME RATE" means, for each day in any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times for such day be equal to the higher of:

                  (i) the annual rate of interest announced publicly by the Administrative Agent and in effect as its prime rate at its principal office in Toronto, Ontario on such day for determining interest rates on Cdn. Dollar-denominated commercial loans made in Canada; and

                  (ii) 0.50% per annum above the 30 day CDOR Rate in effect on such date.

                  "PRIME RATE ADVANCE" means an Advance denominated in Cdn. Dollars that bears interest at a rate based on the Prime Rate, as provided in
Section 2.06(a)(i).

                  "PRIME RATE BORROWING" means a Borrowing comprised of one or more Prime Rate Advances.

                  "PROJECT FINANCING" means any Debt incurred to finance or refinance the acquisition, improvement, installation, design, engineering, construction, development, completion, maintenance or operation of, or otherwise in respect of, all or any portion of any project, or any asset related thereto, and any Guaranty with respect thereto, other than any portion of such Debt or Guaranty permitting or providing for recourse against Parent, either Borrower or any of their respective Subsidiaries other than (i) recourse to the Equity Interests in, Debt or other obligations of, or assets of, one or more Project Financing Subsidiaries, and (ii) such recourse as exists under any Contingent Guaranty.

                  "PROJECT FINANCING SUBSIDIARY" means any Subsidiary of Parent or a Borrower whose principal purpose is to incur Project Financing, or to become a direct or indirect partner, member or other equity participant or owner in a Business Entity so created, and substantially all the assets of which Subsidiary or Business Entity are limited to those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part by a Project Financing or to Equity Interests in, or Debt or other obligations of, one or more other such Subsidiaries or Business Entities.

                  "RE-ALLOCATION DATE" has the meaning specified in Section 2.20(e).

                  "REFERENCE BANKS" means JPMorgan, Citibank, N.A., Canadian branch and Bank of America, N.A., Canada Branch.

                  "REGISTER" has the meaning specified in Section 9.07(c).

                  "RELATED PERSON" means, with respect to any member of the group comprised of a particular Business Entity and its Affiliates and the respective directors, officers, employees or agents of such Business Entity and its Affiliates, each other member of such group.

                  "REQUIRED LENDERS" means Lenders (i) that are not Objecting Lenders with respect to any previous Extension Request and (ii) that have Commitment Percentages aggregating at least 51% of the aggregate Commitment Percentages of such non-Objecting Lenders.

                  "RESET DATE" has the meaning specified in Section 2.24.

                  "REVOLVING ADVANCE" means an Advance made or to be made by a Lender pursuant to Section 2.01(a).

                  "REVOLVING COMMITMENT TERMINATION DATE" means December 2, 2004, or, at the option of the Borrowers, such later date as shall be determined pursuant to the provisions of Section 2.21 with respect to non-Objecting Lenders, provided that if such date is not a Business Day, the Revolving Commitment Termination Date shall be the next preceding Business Day.

                  "S&P" means Standard and Poor's, a division of The McGraw-Hill Companies, Inc.

                  "SCHEDULE I BANKS" means a bank that is a Canadian chartered bank listed on Schedule I under the Bank Act (Canada).

                  "SCHEDULE I REFERENCE BANKS" means each of Royal Bank of Canada and such other Schedule I Banks as are agreed to from time to time by the Borrowers and the Administrative Agent, each acting reasonably; provided that there shall be no more than three Schedule I Reference Banks at any one time.

                  "SCHEDULE II LENDER" has the meaning specified in Section 1.05 of this Agreement.

                  "SCHEDULE II/III REFERENCE BANKS" means JPMorgan Chase Bank, Toronto Branch, Citibank, N.A., Canadian branch and Bank of America, N.A., Canada Branch or such other Schedule II chartered banks under the Bank Act (Canada) or

Schedule III Banks as are mutually agreed upon by the Administrative Agent and the Borrowers.

                  "SCHEDULE III BANK" means a bank listed on Schedule III under the Bank Act (Canada).

                  "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of Parent or an ERISA Affiliate and no Person other than Parent and its ERISA Affiliates or (ii) was so maintained and in respect of which Parent or an ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "SUBSIDIARY" means, as to any Person, any Business Entity of which shares of stock or other Equity Interests having ordinary voting power (other than stock or such other Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such Business Entity are at the time owned, directly or indirectly through one or more Subsidiaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Parent.

                  "TAXES" has the meaning specified in Section 2.16(b) of this Agreement.

                  "TERMINATION DATE" means the earlier of (i) the Revolving Commitment Termination Date and (ii) the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01.

                  "TERMINATION EVENT" means (i) a "reportable event," as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, or (ii) the withdrawal of Parent or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by Parent or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or
(v) the conditions set forth in Section 302(f)(1)(A) and (B) of ERISA to the creation of a lien upon property or rights to property of Parent or any ERISA Affiliate for failure to make a required payment to a Plan are satisfied, or
(vi) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA, or (vii) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  "TERM ADVANCE" means an Advance made or to be made by a Lender pursuant to Section 2.01(b).

                  "TRANSACTIONS" means the execution, delivery and performance by the Borrowers and Parent (as applicable) of this Agreement and the other Financing Documents and the borrowing of Advances.

                  "TYPE" has the meaning specified in the definition of "Advance".

                  "U.S.$" and "U.S. DOLLARS" means lawful money of the United States of America.

                  "U.S. DOLLAR EURODOLLAR RATE" means, for any Interest Period for each U.S. Dollar Eurodollar Rate Advance comprising part of the same Borrowing, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "U.S. Dollar Eurodollar Rate" with respect to such Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "U.S. DOLLAR EURODOLLAR RATE ADVANCE" means an Advance denominated in U.S. Dollars that bears interest determined by reference to the U.S. Dollar Eurodollar Rate, as provided in Section 2.06(a)(iii)(y).

                  "U.S. LONG-TERM REVOLVING CREDIT AGREEMENT" means the Long-Term Revolving Credit Agreement dated as of February 25, 1998, as amended and restated through the date hereof, among the Borrower, the financial institutions party thereto, JPMorgan Chase Bank, as administrative agent and auction administrative agent for such financial institutions, Citibank, N.A. and Fleet National Bank, as co-syndication agents, and Bank of America, N.A. and Toronto Dominion (Texas), Inc., as co-documentation agents, as the same may be amended, restated, supplemented, extended, replaced or otherwise modified from time to time.

                  "U.S. SHORT-TERM REVOLVING CREDIT AGREEMENT' means the Short-Term Revolving Credit Agreement dated as of February 25, 1998, as amended and restated through the date hereof, among the Borrower, the financial institutions party thereto, JPMorgan Chase Bank, as administrative agent and auction administrative agent for such financial institutions, Citibank, N.A. and Fleet National Bank, as co-syndication agents, and Bank of America, N.A. and The Bank of Nova Scotia, as co-documentation agents, as the same may be amended, restated, supplemented, extended, replaced or otherwise modified from time to time.

                  "UTILIZATION FEE PERIOD" means any period during the term of this Agreement commencing on the Effective Date or on a subsequent January 1, April 1, July

1 or October 1 and ending in each case on the earliest to occur of the next succeeding March 31, June 30, September 30 or December 31 and the Termination Date.

                  "WITHDRAWAL LIABILITY" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02 COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                  SECTION 1.03 ACCOUNTING AND OTHER TERMS. Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein or in any determination of compliance with any covenant or other provision hereof shall be construed in accordance with generally accepted accounting principles referred to in Section 1.03 of the U.S. Long-Term Revolving Credit Agreement as such agreement is in effect on the date hereof. "INCLUDE", "INCLUDES" and "INCLUDING" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  SECTION 1.04 REFERENCES. The words "HEREOF", "HEREIN" and "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  SECTION 1.05 SCHEDULE III BANKS. Upon the assignment in accordance with Section 9.07 by any Lender that is a Schedule II chartered bank under the Bank Act (Canada) (a "Schedule II Lender") of the rights and obligations of such Schedule II Lender hereunder to its Lender Affiliate that is a Schedule III Bank, all references herein to such Schedule II Lender shall be deemed to be references to such Schedule III Bank.

                                   ARTICLE 2

                        AMOUNTS AND TERMS OF THE ADVANCES

                  SECTION 2.01 REVOLVING ADVANCES. (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Advances to the Borrowers from time to time on any Business Day during the period from the Effective Date to and including the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on Schedule III hereto, or, if such Lender has entered into any Assignment and Acceptance or Commitment Increase Agreement or a New Lender Agreement, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(c), as such amount may be reduced pursuant to Section 2.04 (such Lender's "COMMITMENT"). Subject to
Section 2.11(e) with respect to B/A Advances, each Borrowing consisting of Revolving Advances shall be in an aggregate amount that is (a) not less than Cdn.$5,000,000 in the case of a Borrowing comprised of Prime Rate Advances, (b) not less than U.S.$5,000,000 in the case of a Borrowing comprised of Base Rate Advances, (c) not less than Cdn.$10,000,000 in the case of a Borrowing comprised of Cdn. Dollar Eurodollar Rate Advances, and (d) not less than U.S.$10,000,000 in the case of a Borrowing comprised of U.S. Dollar Eurodollar Rate Advances (or, in the case of a Borrowing of Prime Rate Advances or Base Rate Advances, the aggregate unused Commitments, if less) and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Notwithstanding the foregoing, a Foreign Lender shall not accept Bankers' Acceptances, and shall not be required to make Prime Rate Advances and no Lender (other than a Foreign Lender pursuant to Section 2.11(i)) shall be required to make Cdn. Dollar Eurodollar Rate Advances. If a Borrowing of Prime Rate Advances is requested, a Foreign Lender will participate in such Borrowing by way of Base Rate Advances. If a Borrowing by way of Bankers' Acceptances is requested, a Foreign Lender will participate in such Borrowing by way of Cdn. Dollar Eurodollar Rate Advances in accordance with Section 2.11(i). Within the limits of each Lender's Commitment, the Borrowers may make more than one Borrowing on any Business Day and may borrow, prepay pursuant to Section 2.10, and reborrow under this Section 2.01(a).

                  (b) TERM ADVANCES. On the Revolving Commitment Termination Date (unless the Commitments shall have been terminated in full pursuant to Article 6), each outstanding Revolving Advance will Continue as a Term Advance to the applicable Borrower of like amount. Term Advances that are repaid or prepaid, and not Continued, may not be reborrowed; provided, however, that Advances may be Continued, at the election of the applicable Borrower, through the Final Maturity Date by the delivery of a Notice of Continuation. Eurodollar Rate Advances and B/A Loans for which the Interest Period shall not have terminated as of the Revolving Commitment Termination Date shall be Continued as Eurodollar Rate Advances or B/A Loans, as the case may be, for the then applicable Interest Period and Prime Rate Advances and Base Rate Advances shall be Continued as Prime Rate Advances or Base Rate Advances, as applicable, after the Revolving Commitment Termination Date, unless the applicable Borrower shall have elected otherwise by delivery of a Notice of Continuation. In accordance with Section 2.08, the applicable Borrower may elect to Continue Borrowings as Borrowings of the same or a different Type or, in the case of a Eurodollar Rate Advance or B/A Advance, may elect Interest Periods or Contract Periods therefor; provided that the Borrowers shall not be entitled to elect to Continue any Borrowings if the Interest Period or Contract Period requested with respect thereto would end after the Final Maturity Date. After the Revolving Commitment Termination Date, no Lender shall have any further Commitment to make additional Advances.

                  SECTION 2.02 MAKING THE ADVANCES.

                  (a) Each Borrowing shall be made on notice by the applicable Borrower to the Administrative Agent (a "NOTICE OF BORROWING") received by the Administrative Agent:

                  (i) in the case of a proposed Borrowing comprised of Prime Rate Advances or Base Rate Advances on the day of notice, provided that notice is received by the Administrative Agent not later than 9:00 A.M. (Calgary local time) on the Business Day of such proposed Borrowing;

                  (ii) in the case of a proposed Borrowing comprised of Eurodollar Rate Advances, not later than 10:00 a.m. (Calgary local time) on the third Business Day prior to the date of such proposed Borrowing; and

                  (iii) in the case of a proposed Borrowing comprised of B/A Advances, not later than 10:00 a.m. (Calgary local time) on the second Business Day prior to the date of such proposed Borrowing or, if such Borrowing shall include B/A Loans, on the third Business Day prior to the date of such proposed Borrowing.

                  Each Notice of Borrowing shall be by telecopy, telefax or other teletransmission or by telephone (and if by telephone, confirmed promptly by telecopier, telefax or other teletransmission), in substantially the form of Exhibit B hereto, specifying therein the requested (w) date of such Borrowing,
(x) Type of Advances comprising such Borrowing and, additionally, whether such Borrowing consists of Revolving Advances or Term Advances, (y) aggregate amount of such Borrowing, and (z) in the case of a Borrowing comprised of Eurodollar Rate Advances, the initial Interest Period and currency for each such Advance, and in the case of a B/A Advance, the initial Contract Period for such B/A Advance. Promptly following receipt of the Notice of Borrowing (and in any event not later than 10:00 a.m. (Calgary local time) on the date of the proposed Borrowing), the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Advance to be made as part of the requested Borrowing. Each Lender shall, before 11:00 a.m. (Calgary local time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent in care of its Payment Office, or at such other location designated by notice from the Administrative Agent to the Lenders pursuant to Section 9.02, in same day funds, such Lender's ratable portion of such Borrowing. Immediately after the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in
Article 3, but no later than 12:00 noon (Calgary local time) on the same date the Administrative Agent will make such funds available to the applicable Borrower at the Payment Office of the Administrative Agent, or at any account of the applicable Borrower maintained by the Administrative Agent (or any successor Administrative Agent) designated by the applicable Borrower and agreed to by the Administrative Agent (or such successor Administrative Agent), in same day funds.

                  (b) If no election as to the Type or duration of Advance is specified, then the requested Advance shall be a Prime Rate Advance (if denominated in Cdn. Dollars) or a Base Rate Advance (if denominated in U.S. Dollars). If no currency is specified, the Advance shall be denominated in Cdn. Dollars.

                  (c) Each Notice of Borrowing shall be irrevocable and binding on the applicable Borrower. In the case of any Borrowing which the related Notice of Borrowing specified is to be comprised of Eurodollar Rate Advances, if such Advances are not made as a result of any failure to fulfill on or before the date specified for such Borrowing the applicable conditions set forth in Article 3, the applicable Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of such failure, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsections (a) and (c) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent, at the Prime Rate for such day. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance to the applicable Borrower as part of such Borrowing for purposes of this Agreement.

                  (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.03 FEES.

                  (a) FACILITY FEE. The Borrowers agree to pay to the Administrative Agent for the account of each Lender a facility fee on the average daily amount of such Lender's Commitment, whether or not used or deemed used, from the Effective Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance or Commitment Increase Agreement pursuant to which it became a Lender in the case of each other Lender, in each case until the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December during the term of such Lender's Commitment and on the Termination Date, at a rate per annum equal to the Facility Fee Percentage in effect from time to time.

                  (b) UTILIZATION FEE. Each Borrower agrees to pay to the Administrative Agent for the account of each Lender (i) for any Utilization Fee Period, if during such Utilization Fee Period the Average Aggregate Facility Advances were greater than 25% and less than or equal to 50% of the Average Aggregate Facility Commitments, a utilization fee of 0.125% per annum on the average daily amount of such Lender's Advances to such Borrower during such Utilization Fee Period; and (ii) for any Utilization Fee Period, if during such Utilization Fee Period the Average Aggregate Facility Advances were greater than 50% of the Average Aggregate Facility Commitments, a utilization fee of 0.25% per annum on the average daily amount of such Lender's Advances to such Borrower during such Utilization Fee Period. If a utilization fee is owing in respect of any Utilization Fee Period, such fee shall be payable on the last day of such Utilization Fee Period.

                  (c) TERM ADVANCE PREMIUM FEE. Each Borrower agrees to pay to the Administrative Agent for the account of each Lender a premium fee of 0.25% per annum on the average daily amount of the outstanding principal amount of such Lender's Term Advances to such Borrower hereunder, payable quarterly in arrears on the last day of each March, June, September and December and on the date on which the last of such Lender's Term Advances shall be repaid.

                  (d) AGENCY FEE. Each Borrower agrees to pay to the Administrative Agent, for its own account, such agency fees as may be separately agreed to in writing by the Borrowers and the Administrative Agent, such fees to be in the amounts and payable on the dates as may be so agreed to.

                  SECTION 2.04 REDUCTION OF THE COMMITMENTS. The Borrowers shall have the right, upon at least three Business Days' written notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portions of the Commitments of the Lenders (being the amount by which such Commitments exceed the aggregate outstanding principal amount of all Advances), provided that each partial reduction shall be in the aggregate amount of Cdn.$10,000,000 or any whole multiple of Cdn.$1,000,000 in excess thereof.

                  SECTION 2.05 REPAYMENT OF ADVANCES.

                  (a) Each Borrower shall repay to each Lender on the Final Maturity Date the aggregate principal amount of the Advances made to it, together with accrued interest thereon, then owing to such Lender.

                  (b) Subject to Section 2.05(c), after the Revolving Commitment Termination Date, the applicable Borrower shall repay the principal amount of the Advances made to it in equal semi-annual installments, each in an amount equal to two and one-half percent (2.5%) of the aggregate outstanding principal amount of the Advances made to it on the Revolving Commitment Termination Date. Such installments shall be due and payable on each June 30 and December 31 of each year, the first such installment being due and payable on the first December 31 occurring after the Revolving Commitment Termination Date, with the final installment due and payable on the Final Maturity Date in an amount equal to the aggregate unpaid principal amount of such Advances made to it outstanding on the Final Maturity Date.

                  (c) Subject to Article 6, but notwithstanding any other provision of this Agreement, neither Borrower shall be required to repay more than 25% of the principal amount (as defined in the Income Tax Act) of the Advances made to it prior to five years and one day after the Revolving Commitment Termination Date, including, but not limited to payments under Section 2.05(b) and Section 2.10(b).

                  (d) The Borrowers shall provide written notice to the Administrative Agent substantially in the form of Exhibit C hereto of any repayments pursuant to this Section 2.05 at least 2 Business Days prior to such repayment.

                  SECTION 2.06 INTEREST ON ADVANCES.

                  (a) ORDINARY INTEREST. Each Borrower shall pay interest on the unpaid principal amount of each Advance made to it and owing to each Lender from the date of such Advance until such principal amount is due (whether at stated maturity, by acceleration or otherwise), at the following rates:

                  (i) PRIME RATE ADVANCES. During such periods as such Advance is a Prime Rate Advance, a rate per annum equal at all times to the Prime Rate in effect from time to time plus, following the Revolving Commitment Termination Date, as additional interest in lieu of the facility fee, the Facility Fee Percentage in effect from time to time, payable quarterly in arrears on the last day of each March, June, September and December during such periods and on the date such Prime Rate Advance shall be Continued or due (whether at stated maturity, by acceleration or otherwise).

                  (ii) BASE RATE ADVANCES. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time plus, following the Revolving Commitment Termination Date, as additional interest in lieu of the facility fee, the Facility Fee Percentage in effect from time to time, payable quarterly in arrears on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Continued or due (whether at stated maturity, by acceleration or otherwise).

                  (iii) EURODOLLAR RATE ADVANCES. During such periods as such Advance is (x) a Cdn. Dollar Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of the Cdn. Dollar Eurodollar Rate for such Interest Period plus the Eurodollar Rate Margin in effect from time to time plus, following the Revolving Commitment Termination Date, as additional interest in lieu of the facility fee, the Facility Fee Percentage in effect from time to time, payable on the last day of each such Interest Period and, if any such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period and, if such Advance is Continued as a Prime Rate Advance on any date other than the last day of any Interest Period for such Advance, on the date of such Continuation or, if later, the Business Day on which the applicable Borrower shall have received at least one Business Day's prior notice from the Administrative Agent or the applicable Lender of the amount of unpaid interest accrued on such Advance to the date of such Continuation and (y) a U.S. Dollar Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of the U.S. Dollar Eurodollar Rate for such Interest Period plus the Eurodollar Rate Margin in effect from time to time plus, following the Revolving Commitment Termination Date, as additional interest in lieu of the facility fee, the Facility Fee Percentage in effect from time to time, payable on the last day of each such Interest Period and, if any such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period and, if such Advance is Continued as a Base Rate Advance on any date other than the last day of any Interest Period for such Advance, on the date of such Continuation or, if later, the Business Day on which the applicable Borrower shall have received at least one Business Day's prior notice from the Administrative Agent or the applicable Lender of the amount of unpaid interest accrued on such Advance to the date of such Continuation.

                  (iv) B/A ADVANCES. Each Advance comprised of Bankers' Acceptances shall be subject to an Acceptance Fee, payable by the applicable Borrower on the date of acceptance of the relevant B/A and computed as set forth in the definition of "Acceptance Fee" in Section
         1.01 plus, following the Revolving Commitment Termination Date, as an additional acceptance fee in lieu of the facility fee, the Facility Fee Percentage in effect from time to time, payable quarterly in arrears on the last day of each March, June, September and December during such periods and on the date such B/A Advance shall be Continued or due (whether at stated maturity, by acceleration or otherwise).

                  (v) ADDITIONAL INTEREST. In addition to amounts payable under clause (i), (ii), (iii) or (iv) above and under Section 2.03(c) in respect of any Advance following the Revolving Commitment Termination Date, each Borrower shall pay to each Lender hereunder as additional interest an amount in lieu of the utilization fee equal to 0.25% per annum on the average daily amount of such Lender's Term Advances made to it during any period (each such period, an "ADDITIONAL INTEREST PERIOD") during the term of this Agreement commencing on the Termination Date or on a subsequent January 1, April 1, July 1 or October 1 and ending in each case on the earliest to occur of the next succeeding March 31, June 30, September 30 or December 31 and the Final Maturity Date (or, if any Term Advances made to such Borrower remain outstanding after the Final Maturity Date, such later date on which all such Advances are repaid in full). Additional interest owing in respect of any Additional Interest Period shall be payable on the last day of such Additional Interest Period; provided that additional interest owing after the Final Maturity Date shall be payable on demand.

                  (b) DEFAULT INTEREST. Each Borrower shall pay interest on the unpaid principal amount of each Advance made to it that is not paid when due (whether at stated maturity, by acceleration or otherwise) from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times (i) from such due date to the last day of the then existing Interest Period therefor, in the case of each Eurodollar Rate Advance, to 1% per annum above the interest rate per annum required to be paid on such Advance immediately prior to the date on which such amount became due and (ii) from and after the last day of the then existing Interest Period therefor, in the case of each Eurodollar Rate Advance, and at all times in the case of each Prime Rate Advance and each Base Rate Advance, to 1% per annum above the Prime Rate or Base Rate, as applicable, in effect from time to time, plus, in the case of a Term Advance, any additional interest payable pursuant to Section 2.06(a)(iii).

                  (c) INTEREST ACT CANADA. For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or fee to be paid hereunder or in connection herewith is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

                  (d) NO CRIMINAL RATE. If any provision of this Agreement would oblige a Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of "interest" at a "criminal rate" (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by that Lender of "interest" at a "criminal rate", such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

                  (i) first, by reducing the amount or rate of interest or the amount or rate of any Acceptance Fee required to be paid to the affected Lender under Section 2.06(a)(iv); and

                  (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of Section 347 of the Criminal Code (Canada).

                  SECTION 2.07 [INTENTIONALLY OMITTED]

                  SECTION 2.08 RATE DETERMINATION.

                  (a) All interest hereunder shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Any Advance that is repaid on the same day on which it is made shall bear interest for one day unless such repayment and notice thereof are received by 12:00 noon, Toronto, Ontario time, on such day. The applicable Prime Rate, Base Rate or Discount Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  (b) Each Schedule II/III Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Discount Rate. If any one or more of the Schedule II/III Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining such

Discount Rate, the Administrative Agent shall determine such Discount Rate on the basis of timely information furnished by the remaining Schedule II/III Reference Banks.

                  (c) The Administrative Agent shall give prompt notice to the Borrowers and the Lenders of the applicable interest rate determined by the Administrative Agent for purposes of Section 2.06(a)(i), (ii) or (iii) and the applicable Discount Rate, if any, furnished by each Schedule II/III Reference Bank for the purpose of determining the applicable Discount Rate under Section 2.11(f).

                  (d) If, with respect to any Eurodollar Rate Advances, the Majority Lenders determine and give notice to the Administrative Agent that as a result of conditions in or generally affecting the relevant market, the rates of interest determined on the basis of the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Lenders, whereupon:

                  (i) (x) to the extent such Advances are Cdn. Dollar Eurodollar Rate Advances, each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Continue as a Prime Rate Advance and (y) to the extent such Advances are U.S. Dollar Eurodollar Rate Advances, each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Continue as a Base Rate Advance, and

                  (ii) the obligation of the Lenders to make, or to Continue Advances as, Cdn. Dollar Eurodollar Rate Advances or U.S. Dollar Eurodollar Rate Advances, as the case may be, shall be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

                  (e) If a Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "INTEREST PERIOD" in Section 1.01, the Administrative Agent will forthwith so notify such Borrower and the Lenders and
(i) to the extent such Advances are Cdn. Dollar Eurodollar Rate Advances, such Advances will automatically, on the last day of the then existing Interest Period therefor, Continue as Cdn. Dollar Eurodollar Rate Advances with an Interest Period of one month and (ii) to the extent such Advances are U.S. Dollar Eurodollar Rate Advances, such Advances will automatically, on the last day of the then existing Interest Period therefor, Continue as U.S. Dollar Eurodollar Rate Advances with an Interest Period of one month. If a Borrower shall fail to select the duration of any Contract Period for any B/A Advances in accordance with the provisions contained in the definition of "CONTRACT PERIOD" in Section 1.01, the Administrative Agent will forthwith so notify such Borrower and the Lenders and such B/A Advances will be automatically Continued as B/A Advances with a Contract Period of one month.

                  (f) On the date on which the aggregate unpaid principal amount of Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than Cdn.$5,000,000, such Advances shall, (i) if they are (x) Cdn. Dollar Eurodollar Rate Advances, automatically Continue as Prime Rate Advances and (y) U.S. Dollar Eurodollar Rate Advances, automatically Continue as Base Rate

Advances, and on and after such date the right of the applicable Borrower to Continue such Advances as Eurodollar Rate Advances shall terminate; provided, however, that if and so long as each such Advance shall be, or be elected to be Continued as, Cdn. Dollar Eurodollar Rate Advances or U.S. Dollar Eurodollar Rate Advances, as applicable, having the same Interest Period as Eurodollar Rate Advances of the same Type comprising another Borrowing or other Borrowings, and the aggregate unpaid principal amount of all such Eurodollar Rate Advances of the same Type shall, or upon such Continuation will, equal or exceed, with respect to Cdn. Dollar Eurodollar Rate Advances, Cdn. $10,000,000 or, with respect to U.S. Dollar Eurodollar Rate Advances, U.S.$10,000,000, the applicable Borrower shall have the right to Continue all such Advances as Eurodollar Rate Advances of the same Type having such Interest Period, and (ii) if they are B/A Advances, automatically Continue as Prime Rate Advances, and on and after such date the right of the applicable Borrower to Continue such Advances as B/A Advances shall terminate; provided, however, that if and so long as each such Advance shall be, or be elected to be Continued as, B/A Advances having the same Contract Period as B/A Advances comprising another Borrowing or other Borrowings, and the aggregate unpaid principal amount of all such B/A Advances shall, or upon Continuation will, equal or exceed Cdn.$10,000,000, the applicable Borrower shall have the right to Continue all such B/A Advances as B/A Advances having such Contract Period.

                  SECTION 2.09 VOLUNTARY CONTINUATION OF ADVANCES. Each Borrower may on any Business Day, upon notice given to the Administrative Agent, not later than the time specified in Section 2.02 for the making of an Advance of the same Type as that of the existing Advances being Continued if such Advance were being made on the date of the proposed Continuation, and subject to the provisions of Section 2.08, 2.12 and 2.14, Continue all Advances to such Borrower of one Type comprising the same Borrowing as Advances of another Type in the same currency; provided, however, that any Continuation of any Eurodollar Rate Advances as Prime Rate Advances or Base Rate Advances, as the case may be, made on any day other than the last day of an Interest Period for such Eurodollar Rate Advances shall be subject to the provisions of Section 9.04(b), and any Continuation of any B/A Advances as Prime Rate Advances made on any day other than the last day of the Contract Period for such B/A Advance shall be subject to the provisions of Section 2.11. Each such notice of a Continuation (a "NOTICE OF CONTINUATION") shall, within the restrictions specified above, specify in substantially the form attached hereto as Exhibit B (i) the date of such Continuation, (ii) the Advances to be Continued, (iii) if such Continuation is as Eurodollar Rate Advances, the Type of Eurodollar Rate Advance and the duration of the Interest Period for each such Eurodollar Rate Advance, and (iv) if such Continuation is as B/A Advances, the duration of the Contract Period for each such B/A Advance.

                  SECTION 2.10 PREPAYMENTS.

                  (a) The applicable Borrower may prepay the Revolving Advances or the Term Advances made to it, provided however that a Borrower may not prepay any Bankers' Acceptances or B/A Loans; provided, however, that a Borrower may defease any B/A or B/A Loan by depositing with the Administrative Agent an amount that, together with interest accruing thereon to the end of the Contract Period or Interest Period (as applicable) therefor, is sufficient to pay such maturing Bankers' Acceptances or B/A Loans when due. A Borrower may, upon (i) in the case of Eurodollar Rate Advances, at least three Business Days notice or (ii) in the case of Prime Rate Advances or Base Rate Advances, telephonic notice not later than 8:00 a.m. (Calgary local time) on the date of prepayment followed as promptly as practicable by written notice, to the Administrative Agent which specifies the proposed date and aggregate principal amount of the prepayment and the Type of Advances to be prepaid, and if such notice is given such Borrower shall, prepay the outstanding principal amounts of the Advances comprising the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than Cdn.$5,000,000 or an integral multiple of Cdn.$1,000,000 in excess thereof in the case of Prime Rate Advances and Cdn. Dollar Eurodollar Rate Advances, and U.S.$5,000,000 or an integral multiple of U.S.$1,000,000 in excess thereof in the case of Base Rate Advances and U.S. Dollar Eurodollar Rate Advances, and (y) in the event of any such prepayment of Eurodollar Rate Advances on any day other than the last day of an Interest Period for such Eurodollar Rate Advances, the applicable Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to, and to the extent required by, Section 9.04(b); provided, further, however, that such Borrower will use its best efforts to give notice to the Administrative Agent of the proposed prepayment of Base Rate Advances on the Business Day prior to the date of such proposed prepayment.

                  (b) If on any date, after giving effect to all Advances and all repayments and prepayments to occur on such date, and based on the Exchange Rate then in effect, the Administrative Agent determines that the aggregate Cdn. Dollar Equivalent of the outstanding Advances hereunder shall have exceeded for more than three consecutive Business Days an amount equal to 105% of the total Commitments of the Lenders under the Agreement, the Administrative Agent shall notify each Borrower of such occurrence and the Borrowers shall on the next succeeding Business Day prepay Advances in an aggregate amount sufficient to eliminate such excess.

                  SECTION 2.11 BANKERS' ACCEPTANCES.

                  (a) Subject to the terms and conditions of this Agreement, each Borrower may request a Borrowing by presenting drafts for acceptance and, if applicable, purchase, as B/As by the Lenders.

                  (b) No Contract Period with respect to a B/A to be accepted and, if applicable, purchased, as a Revolving Advance shall extend beyond the Revolving Commitment Termination Date and no Contract Period with respect to a B/A to be accepted and, if applicable, purchased, as a Term Advance shall extend beyond the Final Maturity Date.

                  (c) To facilitate availment of B/A Advances, each Borrower hereby appoints each Lender as its attorney to sign and endorse on its behalf (in accordance with a Notice of Borrowing or Notice of Continuation relating to a B/A Advance), in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Lender, blank forms of B/As in the form requested by such Lender. In this respect, it is each Lender's responsibility to maintain an adequate supply of blank forms of B/As for acceptance under this Agreement. Each Borrower recognizes and agrees that all B/As signed and/or endorsed by a Lender on behalf of such Borrower shall bind such Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of such Borrower. Each Lender is hereby authorized (in accordance with a Notice of Borrowing or Notice of Continuation relating to a B/A Advance) to issue such B/As endorsed in blank in such face amounts as may be determined by such Lender; provided that the aggregate amount thereof is equal to the aggregate amount of B/As required to be accepted and purchased by such Lender. No Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except the gross negligence or wilful misconduct of the Lender or its officers, employees, agents or representatives. Each Lender shall maintain a record with respect to B/As (i) received by it in blank hereunder, (ii) voided by it for any reason, (iii) accepted and purchased by it hereunder, and (iv) canceled at their respective maturities. On request by or on behalf of either Borrower, a Lender shall cancel all forms of B/As which have been pre-signed or pre-endorsed on behalf of such Borrower and that are held by such Lender and are not required to be issued in accordance with such Borrower's irrevocable notice. Alternatively, each Borrower agrees that, at the request of the Administrative Agent, such Borrower shall deliver to the Administrative Agent a "depository note" which complies with the requirements of the Depository Bills and Notes Act (Canada), and consents to the deposit of any such depository note in the book-based debt clearance system maintained by the Canadian Depository for Securities.

                  (d) Drafts of a Borrower to be accepted as B/As hereunder shall be signed as set forth in this Section 2.11. Notwithstanding that any Person whose signature appears on any B/A may no longer be an authorized signatory for any Lender or a Borrower at the date of issuance of a B/A, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such B/A so signed shall be binding on the applicable Borrower.

                  (e) Promptly following the receipt of a Notice of Borrowing or Notice of Continuation specifying a Borrowing or Continuation of a Borrowing by way of B/As, the Administrative Agent shall so advise the Lenders and shall advise each Lender of the aggregate face amount of the B/As to be accepted by it and the applicable Contract Period (which shall be identical for all Lenders). In the case of Advances comprised of B/A Advances, the aggregate face amount of the B/As to be accepted by a Lender shall be in a minimum aggregate amount of Cdn.$100,000 and shall be a whole multiple of Cdn.$100,000, and such face amount shall be in the Lenders' pro rata portions of such Borrowing, provided that the Administrative Agent may in its sole discretion increase or reduce any Lender's portion of such B/A Advance to the nearest Cdn.$100,000 without reducing the overall Commitments.

                  (f) Each Borrower may specify in a Notice of Borrowing or Notice of Continuation that it desires that any B/As requested by such Notice of Borrowing or Notice of Continuation be purchased by the Lenders, in which case the Lenders shall, upon acceptance of a B/A by a Lender, purchase, or arrange for the purchase of, each B/A from such Borrower at the Discount Rate for such Lender applicable to such B/A accepted by it and provide to the Administrative Agent the Discount Proceeds for the account of such Borrower. The Acceptance Fee payable by each Borrower to a Lender under Section 2.06(iv) in respect of each B/A accepted by such Lender shall be set off against the Discount Proceeds payable by such Lender under this Section 2.11.

                  (g) Where a Borrower so specifies in its Notice of Borrowing or Notice of Continuation, it shall make its own arrangements for the marketing of B/As, in which case, by subsequent notice to the Administrative Agent, it shall provide the Administrative Agent, who shall in turn notify each Lender, with information as to the discount proceeds payable by the purchasers of the B/As and the party to whom delivery of the B/As by each Lender is to be made against delivery to each Lender of the applicable discount proceeds, but if it does not do so, such Borrower shall initiate a telephone call to the Administrative Agent by 9:00 a.m. (Calgary local time) on the date of advance, and provide such information to the Administrative Agent. Any such telephonic advice shall be confirmed by a written notice by the applicable Borrower to the Administrative Agent prior to 2:00 p.m. (Calgary local time) on the same day.

                  (h) Each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all B/As accepted and purchased by it.

                  (i) If a Lender is not a bank listed on Schedule I, II or III of the Bank Act (Canada) or if a Lender notifies the Administrative Agent in writing that it is otherwise unable to accept bankers' acceptances, such Lender shall give notice to such effect to the Administrative Agent prior to 10:00 a.m., (Calgary local time), on the date of the requested credit extension (which notice may, if so stated therein, remain in effect with respect to subsequent requests for extension of credit by way of Bankers' Acceptance until revoked by notice to the Administrative Agent) and shall make available to the Administrative Agent, in accordance with Section 2.01 hereof prior to 11:00 a.m. (Calgary local time), on the date of such requested credit extension, a Canadian Dollar Eurodollar Rate Advance (a "BA LOAN") in the principal amount equal to such Lender's Commitment Percentage of the total amount of credit requested to be extended by way of Bankers' Acceptances. Such BA Loan shall have an Interest Period equal to the Contract Period of the Bankers' Acceptances for which it is a substitute and shall bear interest throughout the Interest Period applicable to such BA Loan at a rate per annum equal to the Canadian Dollar Eurodollar Rate plus the Eurodollar Rate Margin. Subject to repayment requirements, on the last day of the relevant Interest Period for such B/A Loan, the applicable Borrower shall be entitled to Continue each such B/A Loan as another Type of Advance, or to roll over each such B/A Loan into another B/A Loan, all in accordance with the applicable provisions of this Agreement.

                  (j) With respect to each B/A Advance, at or before 9:00 a.m. (Calgary local time) two Business Days before the last day of the Contract Period of such B/As, the applicable Borrower shall notify the Administrative Agent by irrevocable telephone notice, followed by a notice of rollover in substantially the form set forth in Exhibit B hereto on the same day, if such Borrower intends to issue B/As on such last day of the Contract Period to provide for the payment of such maturing B/As. If the applicable Borrower fails to notify the Administrative Agent of its intention to issue B/As on such last day of the Contract Period, such Borrower shall provide payment to the Administrative Agent on behalf of the Lenders of an amount equal to the aggregate face amount of such B/As on the last day of the Contract Period of such B/As. If the applicable Borrower fails to make such payment, such maturing B/As shall be deemed to have been Continued on the last day of such Contract Period as a Prime Rate Advance in an amount equal to the face amount of such B/As.

                  (k) Each Borrower waives presentment for payment and any other defense to payment of any amounts due to a Lender in respect of a B/A accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such

B/A being held, at the maturity thereof, by such Lender in its own right, and each Borrower agrees not to claim any days of grace if such Lender, as holder, sues such Borrower on the B/A for payment of the amount payable by the applicable Borrower thereunder. On the last day of the Contract Period of a B/A, or such earlier date as may be required or permitted pursuant to the provisions of this Agreement, the applicable Borrower shall pay the Lender that has accepted and purchased such B/A the full face amount of such B/A and, after such payment, the applicable Borrower shall have no further liability in respect of such B/A and such Lender shall be entitled to all benefits of, and be responsible for all payments due to third parties under, such B/A.

                  (l) Except as required by any Lender upon the occurrence of an Event of Default, no B/A Advance may be repaid by a Borrower prior to the expiry date of the Contract Period applicable to such B/A Advance.

                  SECTION 2.12 INCREASED COSTS.

                  (a) If, due to either (i) the introduction after the Effective Date of, or any change after the Effective Date (including any change by way of imposition or increase of reserve requirements or assessments) in or in the interpretation of, any law or regulation or (ii) the compliance with any guideline or request issued or made after the Effective Date from or by any governmental authority (whether or not having the force of law), (the occurrence of any of the foregoing events being herein referred to as a "change in law") in each case above other than with respect to matters covered by Section 2.13 or 2.16, there shall be any increase in the cost to any Lender of agreeing to make, fund or maintain, or of making, funding or maintaining Eurodollar Rate Advances funded in the interbank Eurodollar market, then the applicable Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to reimburse such Lender for all such increased costs (except those incurred more than 60 days prior to the date of such demand; for the purposes hereof any cost or expense allocable to a period prior to the publication or effective date of such an introduction, change, guideline or request shall be deemed to be incurred on the later of such publication or effective date). Each Lender agrees to use its best reasonable efforts promptly to notify the Borrowers of any event referred to in clause (i) or (ii) above, provided that the failure to give such notice shall not affect the rights of any Lender under this Section 2.12(a) (except as otherwise expressly provided above in this Section 2.12(a)). A certificate as to the amount of such increased cost, submitted to the Borrowers and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. After one or more Lenders have notified the Borrowers of any increased costs pursuant to this Section 2.12, the Borrowers may specify by notice to the Administrative Agent and the affected Lenders that, after the date of such notice whenever the election of a Eurodollar Rate Advance by a Borrower for an Interest Period or portion thereof would give rise to such increased costs, such election shall not apply to the Advances of such Lender or Lenders during such Interest Period or portion thereof, and such Advances shall during such Interest Period or portion thereof be (x) Prime Rate Advances in lieu of Cdn. Dollar Eurodollar Rate Advances and (y) Base Rate Advances in lieu of U.S. Dollar Eurodollar Rate Advances. Each Lender agrees to use its best reasonable efforts (including a reasonable effort to change its Applicable Lending Office or to transfer its affected Advances to an Affiliate of such Lender) to avoid, or minimize the amount of, any demand for payment from the Borrowers under this Section 2.12, provided that such avoidance would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                  (b) In the event that any Lender shall have determined (which determination shall be reasonably exercised and shall, absent manifest error, be final, conclusive and binding upon all parties) at any time that the making of or continuance of any Advance denominated in a currency other than Cdn. Dollars has become unlawful as a result of compliance by such Lender in good faith with any applicable law, or by any applicable guideline or order (whether or not having the force of law), or impossible as a result of the market unavailability of such currency, then, in any such event, such Lender shall give prompt notice (by telephone and confirmed in writing) to the Borrowers and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to the other Lenders). Upon the giving of the notice to the Borrowers and the Administrative Agent, each Borrower's right to request (by Continuation or otherwise), and such Lender's obligation to make, Advances denominated in a currency other than Cdn. Dollars shall be immediately suspended, and thereafter, any requested Borrowings of Advances denominated in a currency other than Cdn. Dollars shall, as to such Lender only, be deemed to be a request for a Prime Rate Advance, and if the affected Advance or Advances are still outstanding, the applicable Borrower shall immediately, or if permitted by applicable law, no later than the latest date permitted thereby, upon at least one Business Days' prior written notice to the Administrative Agent and the affected Lender, Continue each such Advance denominated in a currency other than Cdn. Dollars as a Prime Rate Advance, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.12(b).

                  SECTION 2.13 INCREASED CAPITAL. If either (i) the introduction of, or any change in or in the interpretation of, any law or regulation or (ii) compliance by any Lender with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender (including any determination after the Effective Date by any such central bank, governmental authority or comparable agency that, for purposes of capital adequacy requirements, the Commitments hereunder do not constitute commitments with an original maturity of one year or less) and such Lender determines that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, within ten days after demand, and delivery to the Borrowers of the certificate referred to in the last sentence of this Section 2.13 by such Lender (with a copy of such demand to the Administrative Agent), the applicable Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder (except any such increase in capital incurred more than, or compensation attributable to the period before, 90 days prior to the date of such demand; for the purposes hereof any increase in capital allocable to, or compensation attributable to, a period prior to the publication or effective date of such an introduction, change, guideline or request shall be deemed to be incurred on the later of such publication or effective date). Each Lender agrees to use its best reasonable efforts promptly to notify the Borrowers of any event referred to in clause (i) or (ii) above, provided that the failure to give such notice shall not affect the rights of any Lender under this Section 2.13 (except as otherwise expressly provided above in this Section 2.13). A certificate in reasonable detail as to the basis for, and the amount of, such compensation submitted to the Borrowers and the Administrative Agent by such Lender shall, in the absence of manifest error, be conclusive and binding for all purposes.

                  SECTION 2.14 ILLEGALITY. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Applicable Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances of a particular Type or to continue to fund or maintain such Advances hereunder, such Lender may, by notice to the Borrowers and the Administrative Agent, suspend the right of the Borrowers to elect Eurodollar Rate Advances of such Type from such Lender and, if necessary in the reasonable opinion of such Lender to comply with such law or regulation, Continue all such Eurodollar Rate Advances of such Lender as Prime Rate Advances or Base Rate Advances, as applicable, at the latest time permitted by the applicable law or regulation, and such suspension and, if applicable, such Continuation shall continue until such Lender notifies the Borrowers and the Administrative Agent that the circumstances making it unlawful for such Lender to perform such obligations no longer exist (which such Lender shall promptly do when such circumstances no longer exist). So long as the obligation of any Lender to make Eurodollar Rate Advances of such Type has been suspended under this Section 2.14, all Notices of Borrowing specifying Advances of such Type shall be deemed, as to such Lender, to be requests for Prime Rate Advances or Base Rate Advances, as applicable. Each Lender agrees to use its best reasonable efforts (including a reasonable effort to change its Applicable Lending Office or to transfer its affected Advances to an Affiliate) to avoid any such illegality, provided that such avoidance would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.15 PAYMENTS AND COMPUTATIONS.

                  (a) Each Borrower shall make each payment hereunder (including under Section 2.03, 2.05, or 2.06) and under the Notes, whether the amount so paid is owing to any or all of the Lenders or to the Administrative Agent, not later than 2:00 p.m. (Calgary local time) without set-off, counterclaim, or any other deduction whatsoever, on the day when due in (i) Cdn. Dollars, in the case of all fees required to be paid under Section 2.03, and all amounts payable (whether principal or interest) in respect of Prime Rate Advances and Cdn. Dollar Eurodollar Rate Advances and all amounts payable (including the Acceptance Fee) in respect of B/A Advances, and (ii) in U.S. Dollars, in the case of amounts payable (whether principal or interest) in respect of Base Rate Advances and U.S. Dollar Eurodollar Rate Advances, to the Administrative Agent in care of its Payment Office, or at such other location designated by notice to the Borrowers from the Administrative Agent and agreed to by the Borrowers, in same day funds. Each such payment made by a Borrower for the account of any Lender hereunder, when so made to the Administrative Agent, shall be deemed duly made for all purposes of this Agreement and the Notes, except that if at any time any such payment is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the bankruptcy, insolvency or reorganization of such Borrower or otherwise, such payment shall be deemed not to have been so made. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.12, 2.13, 2.14, 2.16, 9.04(b) or 9.04(c)) to the Lenders for the
account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date specified in such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) All computations of interest based on the Prime Rate and under clause (i) of the definition of "Base Rate" and all computations of Acceptance Fees (in the case of Bankers' Acceptances) and facility fees and utilization fees (or amounts in lieu thereof) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Effective Federal Funds Rate shall be made by the Administrative Agent, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent (or, in the case of Section 2.12, 2.13, 2.14, 2.16, 9.04(b) or 9.04(c), by each Lender with respect to its own Advances) of an interest rate or an increased cost, loss or expense or increased capital or of illegality or taxes hereunder shall be conclusive and binding for all purposes if made reasonably and in good faith.

                  (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fees, as the case may be; provided, however, that except with respect to the Final Maturity Date, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at a rate equal to the Prime Rate for such day.

                  SECTION 2.16 TAXES.

                  (a) Any and all payments by each Borrower or the Parent hereunder or under the Notes shall be made in accordance with Section 2.15, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter "CANADIAN TAXES"), unless either Borrower is required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof. If either Borrower is so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to this Agreement or the Notes, such Borrower will pay to each Indemnified Party as additional interest such additional amounts as may be necessary so that the net amount received by each Indemnified Party after such withholding or deduction (and after deducting any Canadian Taxes on such additional amounts) will not be less than the amount the Indemnified Party would have received if such Canadian Taxes had not been withheld or deducted. No additional amounts will be payable with respect to a payment made to an Indemnified Party under this Section 2.16(a) where such Indemnified Party (i) is subject to Canadian Taxes by reason of the Indemnified Party being a resident, domicile or national of, or engaging in business or maintaining a permanent establishment or other physical presence in or otherwise having some connection with Canada or any province or territory thereof otherwise than by the mere making or holding of the Notes or by the receipt of payments thereunder, or (ii) is subject to Canadian Taxes by reason of its failure to comply with Section 2.16(g), provided, that should an Indemnified Party become subject to Canadian Taxes because of its failure to deliver a form required hereunder, the applicable Borrower or the Parent shall take such administrative steps as such Indemnified Party shall reasonably request to assist such Indemnified Party to recover such Canadian Taxes, and provided further, that each Indemnified Party, with respect to itself, agrees to indemnify and hold harmless the Borrowers and the Parent from any Canadian Taxes, penalties, interest and other expenses, costs and losses incurred or payable by either Borrower or the Parent as a result of the failure of the Borrowers or the Parent to comply with its obligations under this Section 2.16(a) in reliance on any form or certificate provided to it by such Indemnified Party pursuant to this Section 2.16. Each Borrower will also make such withholdings or deductions and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

                  (b) Any and all payments by the Parent (or by either Borrower to the extent either Borrower causes a payment to be made from any jurisdiction other than Canada) hereunder or under the Notes shall be made in accordance with Section 2.15, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed or levied by or on behalf of any jurisdiction outside Canada, excluding in the case of each Indemnified Party all taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, imposed on or determined by reference to its income or profits, and all franchise taxes and all other taxes, levies, imposts, deductions, charges or withholdings in effect at the time that such Indemnified Party executed this Agreement or otherwise became an "Indemnified Party" hereunder, and liabilities with respect thereto, imposed on it by reason of the jurisdiction in which such Indemnified Party is organized, domiciled, resident or doing business, or any political subdivision thereof, or by reason of the jurisdiction of its Applicable Lending Office or any other office from which it makes or maintains any extension of credit hereunder or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments under this Agreement or under the Notes being herein referred to as "NON-CANADIAN TAXES" and, together with Canadian Taxes, "TAXES"). If the Parent (or either Borrower, as applicable) shall be required by law to deduct any Non-Canadian Taxes from or in respect of any sum payable by it hereunder or under any Note to any Indemnified Party, (i) the sum payable by it shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Indemnified Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Parent (in the case of payments by it) (or applicable Borrower (in the case of payments by it) or the Administrative Agent, as applicable) shall make such deductions at the applicable statutory rate and
(iii) the Parent (in the case of payments by it) (or the applicable Borrower (in the case of payments by it) or the Administrative Agent, as applicable) shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, provided that the Parent shall not be required to pay any additional amount (and shall be relieved of any liability with respect thereto) pursuant to this subsection (b) (or pursuant to Section 2.16(e), except to the extent Section 2.16(e) relates to Other Taxes) to any Indemnified Party that has failed to submit any form or certificate that it was required to file or provide pursuant to Section 2.16(f) and is entitled to file or give, as applicable, under applicable law, provided, further, that should an Indemnified Party become subject to Non-Canadian Taxes because of its failure to deliver a form required hereunder, the Parent shall take such administrative steps as such Indemnified Party shall reasonably request to assist such Indemnified Party to recover such Non-Canadian Taxes, and provided further, that each Indemnified Party, with respect to itself, agrees to indemnify and hold harmless the Parent from any taxes, penalties, interest and other expenses, costs and losses incurred or payable by the Parent as a result of the failure of the Parent to comply with its obligations under clauses (ii) or (iii) above in reliance on any form or certificate provided to it by such Indemnified Party pursuant to this Section 2.16.

                  (c) If any Indemnified Party receives a net credit or refund in respect of Taxes or amounts paid pursuant to this Section 2.16 by either Borrower or the Parent, it shall promptly notify such Borrower or the Parent of such net credit or refund and shall promptly pay such net credit or refund to the applicable Borrower or the Parent, provided that the applicable Borrower or the Parent, as applicable, agree to return such net credit or refund if the Indemnified Party to which such net credit or refund is applicable is required to repay it.

                  (d) In addition, the Parent and the applicable Borrower agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

                  (e) The applicable Borrower or the Parent will indemnify each Indemnified Party for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16 but excluding Canadian Taxes to the extent that such Indemnified Party is described in either Section 2.16(a)(i) or (ii) hereof) paid by such Indemnified Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto except as a result of the gross negligence (which shall in any event include the failure of such Indemnified Party to provide any form or certificate that it was required to provide either to the Borrowers pursuant to subsection (g) below or to the Parent pursuant to either subsection (f) or (g) below) or willful misconduct of such Indemnified Party, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Indemnified Party makes written demand therefor.

                  (f) On or prior to the date on which each Indemnified Party that is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) executes this Agreement or otherwise becomes an "Indemnified Party" hereunder, such Indemnified Party shall provide the Parent and the Administrative Agent with U.S. Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the U.S. Internal Revenue Service, certifying, if it is entitled to so certify, that such Indemnified Party is fully exempt from United States withholding taxes with respect to all payments to be made to such Indemnified Party hereunder, or other documents satisfactory to the Parent indicating that all payments to be made to such Indemnified Party hereunder are fully exempt from such taxes, if such is the case. Thereafter and from time to time, each such Indemnified Party shall submit to the Parent and the Administrative Agent such additional duly completed and signed copies of one or the other of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by the Parent to such Indemnified Party and
(ii) required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Indemnified Party hereunder or under the Notes, including fees, if the particular Indemnified Party is eligible for such exemption. Upon the request of the Parent from time to time, each Indemnified Party that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) shall submit to the Parent a certificate to the effect that it is such a United States person. If any Indemnified Party determines that it is not fully exempt from United States withholding taxes with respect to all payments to be received hereunder and is therefore unable to submit to the Parent any form or certificate that such Indemnified Party would otherwise be obligated to submit pursuant to this subsection (f), or that such Indemnified Party is required to withdraw or cancel any such form or certificate previously submitted because it is no longer entitled to such an exemption, such Indemnified Party shall promptly notify the Parent and the Administrative Agent of such fact.

                  (g) In the event that, as a result of a Change in Law, Canada or any political subdivision thereof introduces certification, identification, information, documentation or other reporting requirements which require compliance by an Indemnified Party as a pre-condition to an exemption from withholding on Canadian Taxes for any payment made from Canada by the Borrowers or the Parent, hereunder or under the Notes (the "CANADIAN CERTIFICATION REQUIREMENTS"), then such Indemnified Party shall provide the Parent, the Borrowers and the Administrative Agent with any applicable forms, certificates or other documentation, as appropriate and as prescribed by the appropriate Canadian governmental authority, certifying, if it is entitled to so certify, that such Indemnified Party is so exempt from Canadian withholding taxes with respect to payments to be made to such Indemnified Party, if such is the case. Thereafter and from time to time, each such Indemnified Party shall submit to the Parent, the Borrowers and the Administrative Agent such additional duly completed and signed copies of one or the other of such forms, certificates or other documentation as may be notified by the Parent or by the Borrowers to such Indemnified Party and required under then-current Canadian law or regulations (or the law or regulations of any political subdivision of Canada, if applicable) to avoid Canadian withholding taxes on payments in respect of all amounts to be received by such Indemnified Party pursuant to this Agreement or the Notes, including fees, if the particular Indemnified Party is eligible for such exemption. If any Indemnified Party determines that it is not exempt from Canadian withholding taxes with respect to all payments to be received hereunder and is therefore unable to submit to the Parent, the Borrowers or the Administrative Agent any form, certificate or other documentation that such Indemnified Party would otherwise be obligated to submit pursuant to this subsection (g), or that such Indemnified Party is required to withdraw or cancel any such form, certificate or documentation previously submitted because it is no longer entitled to such an exemption, then such Indemnified Party shall promptly notify the Parent, the Borrowers and the Administrative Agent of such fact. The Borrowers and the Parent acknowledge that no such Canadian Certification Requirements currently exist under Canadian law. The obligations of each Indemnified Party under this Section 2.16(g) shall not be effective with respect to such Indemnified Party unless and until either the Parent, the Borrowers or the Administrative Agent provides written notice to such Indemnified Party of any such Canadian Certification Requirements and extends to such Indemnified Party a reasonable amount of time, not to exceed 30 days, to comply with any such requirements.

                  (h) Any Indemnified Party claiming any additional amounts payable pursuant to this Section 2.16 shall use its best reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Indemnified Party, be otherwise disadvantageous to such Indemnified Party.

                  (i) Without prejudice to the survival of any other agreement of the Borrowers and the Parent hereunder, the agreements and obligations of the Borrowers, the Parent and each Indemnified Party contained in this Section 2.16 shall survive the payment in full of principal and interest hereunder and under the Notes.

                  SECTION 2.17 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.12, 2.13, 2.14, 2.16, 9.04(b) or 9.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (i) the amount of the participation purchased from such Lender as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (A) the amount of such Lender's required repayment to (B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

                  SECTION 2.18 EVIDENCE OF DEBT.

                  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Advance made by such Lender hereunder, including the amounts of principal and interest payable and paid to such lender from time to time hereunder.

                  (b) The Administrative Agent shall maintain accounts and records in which it shall record (i) the amount of each Advance made hereunder, the type of Advance and, in the cases of B/A Advances and Eurodollar Rate Advances, the relevant Contract Period or Interest Period applicable thereto,
(ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (c) The entries made in the accounts maintained pursuant to Sections 2.18(a) and (b) shall be conclusive evidence (absent manifest error) of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the applicable Borrower to repay the Advances made to it in accordance with the terms of this Agreement. In the event of a conflict between the records maintained by the Administrative Agent and any Lender, the records maintained by the Lender shall govern. Any Lender may request that Loans (other than B/As) made by it be evidenced by a Note. In such event, each Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and substantially in the form attached as Exhibit A hereto. Thereafter, the Loans evidenced by each such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.07) be represented by one or more Notes in such form payable to the order of the payee named therein (or, if such Note is a registered Note, to such payee and its registered assigns).

                  SECTION 2.19 USE OF PROCEEDS. Proceeds of the Advances may be used for general corporate purposes of the Borrowers and their Subsidiaries and of Parent and any of its other Subsidiaries, including for acquisitions and for payment of commercial paper issued by either Borrower or any such other Person.

                  SECTION 2.20 INCREASE OF COMMITMENTS. (a) At any time after the Effective Date, provided that no Event of Default shall have occurred and be continuing, the Borrowers may request an increase of the aggregate Commitments by notice to the Administrative Agent in writing of the amount (the "OFFERED INCREASE AMOUNT") of such proposed increase (such notice, a "COMMITMENT INCREASE NOTICE"). Any such Commitment Increase Notice must offer each Lender the opportunity to subscribe for its pro rata share of the increased Commitments. If any portion of the increased Commitments is not subscribed for by the Lenders, the Borrowers may, in their sole discretion, but with the consent of the Administrative Agent as to any Person that is not at such time a Lender (which consent shall not be unreasonably withheld), offer to any existing Lender or to one or more additional banks or financial institutions the opportunity to participate in all or a portion of such unsubscribed portion of the increased Commitments pursuant to paragraph (b) or (c) below, as applicable.

                  (b) Any additional bank or financial institution that the Borrowers select to offer participation in the increased Commitments, and that elects to become a party to this Agreement and obtain a Commitment, shall execute a New Lender Agreement with the Borrowers and the Administrative Agent, substantially in the form of Exhibit E (a "NEW LENDER AGREEMENT"), whereupon such bank or financial institution (a "NEW LENDER") shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and the signature pages and Schedule III hereof shall be deemed to be amended to add the name and Commitment of such New Lender, provided that the Commitment of any such New Lender shall be in an amount not less than Cdn.$5,000,000.

                  (c) Any Lender that accepts an offer to it by the Borrowers to increase its Commitment pursuant to this Section 2.20 shall, in each case, execute a Commitment Increase Agreement with the Borrowers and the Administrative Agent, substantially in the form of Exhibit F (a "COMMITMENT INCREASE AGREEMENT"), whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and Schedule III hereof shall be deemed to be amended to so increase the Commitment of such Lender.

                  (d) The effectiveness of any New Lender Agreement or Commitment Increase Agreement shall be contingent upon receipt by the Administrative Agent of such corporate resolutions of the Borrowers and legal opinions of counsel to the Borrowers as the Administrative Agent shall reasonably request with respect thereto, in each case, in form and substance satisfactory to the Administrative Agent.

                  (e) If any bank or financial institution becomes a New Lender pursuant to Section 2.20(b) or any Lender's Commitment is increased pursuant to Section 2.20(c), additional Advances made on or after the effectiveness thereof (the "RE-ALLOCATION DATE") shall be made pro rata based on the Commitment Percentages in effect on and after such Re-Allocation Date (except to the extent that any such pro rata borrowings would result in any Lender making an aggregate principal amount of Advances in excess of its Commitment, in which case such excess amount will be allocated to, and made by, such New Lender and/or Lenders with such increased Commitments to the extent of, and pro rata based on, their respective Commitments), and continuations of Eurodollar Rate Advances outstanding on such Re-Allocation Date shall be effected by repayment of such Eurodollar Rate Advances on the last day of the Interest Period applicable thereto and the making of new Eurodollar Rate Advances pro rata based on such new Commitment Percentages. In the event that on any such Re-Allocation Date there is an unpaid principal amount of Prime Rate Advances or Base Rate Advances, the existing Lenders shall be deemed to have made partial assignments thereof to the New Lenders and/or Lenders with such increased Commitments in such amounts that, after giving effect thereto, the Prime Rate Advances and Base Rate Advances outstanding are held pro rata based on such new Commitment Percentages. In the event that on any such Re-Allocation Date there is an unpaid principal amount of Eurodollar Rate Advances, such Eurodollar Rate Advances shall remain outstanding with the respective holders thereof until the expiration of their respective Interest Periods (unless the applicable Borrower elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and interest on and repayments of such Eurodollar Rate Advances will be paid thereon to the respective Lenders holding such Eurodollar Rate Advances pro rata based on the respective principal amounts thereof outstanding. In the event that on any such Re-Allocation Date there is an unpaid principal amount of B/A Advances, such B/A Advances shall remain outstanding with the respective holders thereof until the expiration of their respective Contract Periods, and repayments of such B/A Advances will be paid thereon to the respective Lenders holding such B/As based on the respective face amounts thereof.

                  (f)      Notwithstanding anything to the contrary in this
Section 2.20, (i) no increase pursuant to this Section 2.20 shall be effective without the consent of the Required Lenders, (ii) no Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion and (iii) the aggregate amount by which the Commitments hereunder are increased pursuant to this Section 2.20 shall not exceed Cdn. $116,964,000.

                  (g) Each Borrower shall execute and deliver a Note to each new bank or other financial institution becoming a Lender that requests one.

                  SECTION 2.21 EXTENSION OF REVOLVING COMMITMENT TERMINATION DATE. (a) Not earlier than 65 days prior to and not later than 45 days prior to the Revolving Commitment Termination Date then in effect, provided that no Event of Default shall have occurred and be continuing, the Borrowers may request an extension of such Revolving Commitment Termination Date by submitting to the Administrative Agent an Extension Request containing the information in respect of such extension specified in Exhibit G, which the Administrative Agent shall promptly furnish to each Lender. Each Lender shall, by the later of (i) the date 30 days after its receipt from the Administrative Agent of the applicable Extension Request and (ii) the date 30 days prior to the Revolving Commitment Termination Date, notify the Borrowers and the Administrative Agent of its consent to extend or its refusal to extend the Revolving Commitment Termination Date as requested in such Extension Request. Any such Extension Request shall be approved if the Required Lenders shall approve in writing the extension of the Revolving Commitment Termination Date requested in such Extension Request. The Borrowers may request no more than ten extensions pursuant to this Section 2.21, so that the Revolving Commitment Termination Date shall not in any event extend beyond the tenth anniversary of the initial Revolving Commitment Termination Date hereunder. The Administrative Agent shall promptly notify the Lenders and the Borrowers of any extension of the Revolving Commitment Termination Date pursuant to this Section 2.21 and shall promptly notify the Borrowers of any Lender that has notified the Administrative Agent of its consent to extend or its refusal to extend the Revolving Commitment Termination Date.

                  (b) If any such Extension Request is approved but there are one or more Lenders that do not consent to the Extension Request in writing within the period specified in paragraph (a) above (an "Objecting Lender"), the Borrowers shall be entitled to choose any of the following options prior to the Revolving Commitment Termination Date, provided that if the Borrowers do not make an election prior to such date, the Borrowers shall be deemed to have irrevocably elected to exercise the option in clause (iii)(y) below:

                  (i) the Borrowers may elect to cause the Commitments and Advances of any Objecting Lender to be transferred or assigned pursuant to Section 2.21(c); and/or

                  (ii) the Borrowers may elect to voluntarily prepay the Advances, if any, of Objecting Lenders together with accrued interest thereon, any amounts payable pursuant to Sections 2.06, 2.12, 2.13,
         2.16 and 9.04(b) and any accrued and unpaid facility fee or utilization fee or other amounts payable with respect to such Objecting Lenders, and the Commitments of such Objecting Lenders shall be terminated; or

                  (iii) the Borrowers may elect to revoke and cancel the Extension Request by giving notice of such revocation and cancellation to the Administrative Agent (which shall promptly notify the Lenders thereof) and concurrently therewith shall have the option to (x) voluntarily prepay the Advances, if any, of all Lenders, together with accrued interest thereon, any amounts payable pursuant to Sections 2.06, 2.12, 2.13, 2.16 and 9.04(b) and any accrued and unpaid facility fee or utilization fee or other amounts payable with respect to the Lenders, and the Commitments of all Lenders shall be terminated or (y) have the outstanding

         Advances continue as term loans repayable in accordance with paragraphs
         (a), (b), (c) and (d) of Section 2.05 of this Agreement.

                  (c) If any Lender becomes an Objecting Lender, the Borrowers may, at their own expense and in their sole discretion and prior to the then Revolving Commitment Termination Date, require such Lender to transfer or assign, without recourse (in accordance with Section 8.07), all of its interests, rights and obligations under this Agreement and, if the Borrowers shall so determine in their sole discretion, all or part of its interest, rights and obligations under the U.S. Long-Term Revolving Credit Agreement and/or the U.S. Short-Term Revolving Credit Agreement, as the case may be) to an Eligible Assignee (provided that the Borrowers, with the full cooperation of such Lender, can identify an Eligible Assignee that is ready, willing and able to be an assignee with respect thereto) which shall assume such assigned obligations (which assignee may be another Lender, if such assignee Lender accepts such assignment); provided that (A) the assignee or the applicable Borrower, as the case may be, shall have paid to such Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Advances made by it hereunder and the "Advances" made by it under, and as defined in, the U.S. Long-Term Revolving Credit Agreement or the U.S. Short-Term Revolving Credit Agreement, as the case may be, and all other amounts owed to it hereunder and thereunder, including any amounts owing pursuant to Section 9.04(b) (or the comparable provision of the U.S. Long-Term Revolving Credit Agreement or the U.S. Short-Term Revolving Credit Agreement, as the case may be) and any amounts that would be owing under such Section (or comparable provision) if such Advances and "Advances" (as so defined) were prepaid on the date of such assignment, and (B) such assignment does not conflict with any law, rule or regulation or order of any governmental authority. Any assignee that becomes a Lender as a result of such an assignment made pursuant to this paragraph (b) shall be deemed to have consented to the applicable Extension Request and, therefore, shall not be an Objecting Lender.

                  SECTION 2.22 REPLACEMENT OF LENDERS. If any Lender requests compensation under Sections 2.11 or 2.13 or if either Borrower is required to pay any additional amount to any Lender or any taxing authority or other authority for the account of any Lender pursuant to Section 2.16, or if any Lender suspends the right of the Borrowers to elect Eurodollar Rate Advances from such Lender pursuant to Section 2.14, or if any Lender defaults in its obligation to fund Advances hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.07), all its interests, rights and obligations under this Agreement and, if the Borrowers shall so determine in their sole discretion, the U.S. Long-Term Revolving Credit Agreement and/or the U.S. Short-Term Revolving Credit Agreement, as the Borrowers may determine in their sole discretion and specify by notice to such Lender, (other than "B Advances" under, and as defined in, the U.S. Long-Term Revolving Credit Agreement and/or the U.S. Short-Term Revolving Credit Agreement, as the case may be) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances hereunder and, if the Borrowers shall have so determined as specified above, its "Advances" (other than "B Advances") (each under and as defined in the U.S. Long-Term Revolving Credit Agreement and/or the U.S. Short-Term Revolving Credit Agreement, as the case may be), and all accrued interest thereon, accrued fees, accrued costs in connection with compensation under Sections 2.12 or 2.13 or payments required to be made pursuant to Section 2.16, if any, and all other amounts (other than "B Advances") payable to it hereunder and, if the Borrowers shall have so determined as specified above, under the U.S. Long-Term Revolving Credit Agreement and/or the U.S. Short-Term Revolving Credit Agreement, as the case may be, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Sections 2.12 or 2.13 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

                  SECTION 2.23 CURRENCY INDEMNITY. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any other Financing Document, it becomes necessary to convert into the currency of such jurisdiction (the "JUDGMENT CURRENCY") any amount due under this Agreement or under any other Financing Document in any currency other than the Judgment Currency (the "CURRENCY DUE"), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given. For this purpose, "rate of exchange" means the rate at which the Administrative Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice at its head office in Toronto, Ontario. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by the Administrative Agent of the amount due, the applicable Borrower will, on the date of receipt by the Administrative Agent, pay such additional amounts, if any, or be entitled to obtain reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Administrative Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Administrative Agent is the amount then due under this Agreement or under such other Financing Document in the Currency Due. If the amount of the Currency Due which the Administrative Agent is so able to purchase is less than the amount of the Currency Due originally due to it, the applicable Borrower shall indemnify and save the Administrative Agent and the Lenders harmless from and against all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Financing Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Administrative Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Financing Document or under any judgment or order.

                  SECTION 2.24 EXCHANGE RATE CALCULATIONS. (a) Not later than 12:00 noon, Calgary local time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date and (ii) give notice thereof to the Borrowers and to each Lender that shall have requested such information. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (each, a "RESET DATE") and shall remain effective until the next succeeding Reset Date.

                  (b) Not later than 12:00 noon, Calgary local time, on each Reset Date, the Administrative Agent shall (i) determine the Cdn.$ Equivalent of the Advances outstanding on such date, or to be outstanding after giving effect to any Borrowing to occur on such date, and (ii) notify the Borrowers and each Lender that shall have requested such information of the aggregate outstanding Advances, based on information provided by each Borrower after giving effect to all Advances and all repayments and prepayments to occur on such date.

                                   ARTICLE 3

                     CONDITIONS OF EFFECTIVENESS AND LENDING

                  SECTION 3.01 CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT. This Agreement shall become effective when (i) it shall have been executed by the Borrowers, Parent and the Administrative Agent, (ii) the Administrative Agent and the Borrowers either shall have been notified by each Initial Lender that such Initial Lender has executed it or shall have received a counterpart of this Agreement executed by such Initial Lender, and (iii) the Administrative Agent shall have received the following, each dated the date of delivery thereof unless otherwise specified below (which date shall be selected by the Borrowers and be the same for all documents and all Lenders), in form and substance satisfactory to the Administrative Agent and (except for the Notes, if any) in sufficient copies for each Lender:

                  (a) the Notes, to the order of the Lenders requesting Notes, respectively;

                  (b) certified copies of the resolutions of the directors of the Borrowers and the Board of Directors of Parent, approving (as appropriate) the Borrowings contemplated hereby and authorizing the execution of this Agreement and the other Financing Documents, including the Notes, if any, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and any other Financing Documents;

                  (c) a certificate of the Secretary or an Assistant Secretary of the Borrowers and Parent (i) certifying names and true signatures of officers of such Person authorized to sign this Agreement, the Notes, if any, and any other Financing Documents to which it is a party and (ii) if the Effective Date is other than the date of this amendment and restatement, certifying that the representations and warranties contained in Section 4.01 are true and correct as of the Effective Date;

                  (d) Evidence of the effectiveness of the amendment and restatement of the U.S. Short-Term Revolving Credit Agreement;

                  (e) A favorable opinion of Parent's Vice President and General Counsel in substantially the form of Exhibit H-1 hereto;

                  (f) A favorable opinion of Joanne Alexander, counsel for BRCL and Canadian Hunter, in substantially the form of Exhibit H-2 hereto;

                  (g) A favorable opinion of Bennett Jones LLP, Alberta counsel to the Borrowers, in substantially the form of Exhibit I hereto; and

                  (h) The Administrative Agent, the Lenders and the Arranger shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all legal fees and other out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

                  The Borrowers and the Initial Lenders agree that upon the Effective Date the "Commitments" of the Initial Lenders shall be as set forth on
Schedule III hereof under the caption "Commitments".

                  SECTION 3.02 CONDITIONS PRECEDENT TO EACH BORROWING. The obligation of each Lender to make an Advance (including the initial Advance) on the occasion of any Borrowing shall be subject to the further conditions precedent that on or before the date of such Borrowing this Agreement shall have become effective pursuant to Section 3.01 and that on the date of such Borrowing, before and immediately after giving effect to such Borrowing and to the application of the proceeds therefrom, the following statements shall be true and correct, and the giving by the applicable Borrower of the applicable Notice of Borrowing and the acceptance by such Borrower of the proceeds of such Borrowing shall constitute its representation and warranty that on and as of the date of such Borrowing, before and immediately after giving effect thereto and to the application of the proceeds therefrom, the following statements are true and correct:

                  (a)      each representation and warranty contained in Section
4.01 is correct in all material respects as though made on and as of such date (or, if such representation and warranty is stated to be made as at a specific date or for a specific period, as at the original specified date or with respect to the original specified period);

                  (b) no event has occurred and is continuing, or would result from such Borrowing, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

                  (c) the aggregate amount of the borrowings under this Agreement (including such Borrowing) and under other agreements or facilities or evidenced by other instruments or documents is not in excess of the aggregate amount of such borrowings approved as of such date (to the extent any such limit on aggregate borrowings exists from time to time) by the Boards of Directors of Parent and of each Borrower.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01 REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. Each of the Borrowers and Parent represents and warrants as follows:

                  (a) Each Borrower is a Business Entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization. The Parent is a Business Entity duly formed, validly existing and in good standing under the laws of the State of Delaware. Each Material Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its formation. Parent and each Material Subsidiary possess all applicable Business Entity powers and all other authorizations and licenses necessary to engage in its business and operations as now conducted, the failure to obtain or maintain which would have a Material Adverse Effect. Each Subsidiary of Parent that is, on and as of the Effective Date, a Material Subsidiary is listed on Schedule I hereto.

                  (b) The Transactions are within the Business Entity powers of the Borrowers and Parent (as applicable), have been duly authorized by all necessary applicable Business Entity action, and do not contravene (i) the organizational documents (as applicable) of the Borrowers or the Parent (as applicable) or (ii) law or any contractual restriction binding on or affecting the Borrowers or the Parent. This Agreement, the Notes, if any, and the other Financing Documents, if any, have been duly executed and delivered by the Borrowers and the Parent (as applicable).

                  (c) The Transactions do not require any authorization or approval or other action by, nor any notice to or filing with, any governmental authority or regulatory body for the due execution, delivery and performance by the Borrowers and the Parent (as applicable) of this Agreement, the Notes, if any, or the other Financing Documents, if any, as applicable, that has not been duly made or obtained, except those (i) required in the ordinary course to comply with ongoing covenant obligations of the Borrowers and Parent hereunder the performance of which is not yet due and (ii) that will, in the ordinary course of business in accordance with this Agreement, be duly made or obtained on or prior to the time or times the performance of such obligations shall be due.

                  (d) This Agreement constitutes, and the Notes (if and when delivered hereunder) and the other Financing Documents, if any, when delivered hereunder shall constitute, legal, valid and binding obligations of the Borrowers or the Parent (as applicable) enforceable against each such Person in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity.

                  (e) The consolidated balance sheet of the Parent and its consolidated Subsidiaries as at December 31, 2002 and the related consolidated statements of income and cash flow for the fiscal year then ended, reported on by PricewaterhouseCoopers LLC, independent public accountants, and the consolidated balance sheet of the Parent and its consolidated subsidiaries as at September 30, 2003 and the related consolidated statements of income and cash flow for the nine-month period then ended, certified by the chief financial officer of the Parent, copies of each of which have been furnished to the Administrative Agent and the Initial Lenders, fairly present the consolidated financial condition of the Parent and such Subsidiaries as at December 31, 2002, and September 30, 2003, respectively, and the consolidated results of their operations for such fiscal periods, subject in the case of the September 30, 2003 statements to normal year-end adjustments, all in accordance with generally accepted accounting principles consistently applied (except as disclosed therein). From September 30, 2003 to and including the Effective Date there has been no material adverse change in such condition or results of operations.

                  (f) As at the Effective Date, there is no action, suit or proceeding pending, or to the knowledge of the Borrowers and Parent threatened, against or involving Parent or any Material Subsidiary in any court, or before any arbitrator of any kind, or before or by any governmental body, which in the reasonable judgment of the Borrowers and Parent (taking into account the exhaustion of all appeals) would have a material adverse effect on the consolidated financial condition of Parent and its consolidated Subsidiaries taken as a whole, or which purports to affect the legality, validity, binding effect or enforceability of this Agreement, the Notes, if any, or the other Financing Documents, if any.

                  (g) Parent and each of its consolidated Subsidiaries has duly filed all tax returns required to be filed, and duly paid and discharged all taxes, assessments and governmental charges upon it or against its properties now due and payable, the failure to file or pay which, as applicable, would have a Material Adverse Effect, unless and to the extent only that the same are being contested in good faith and by appropriate proceedings by Parent or the appropriate Subsidiary.

                  (h) Except to the extent permitted pursuant to Section 5.02(e), neither Parent nor any Material Subsidiary is subject to any contractual restrictions which limit the amount of dividends payable by any Subsidiary.

                  (i) No Termination Event has occurred or is reasonably expected to occur with respect to any Plan which, with the giving of notice or lapse of time, or both, would constitute an Event of Default under Section 6.01(g).

                  (j) Neither Parent nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan that, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liability (as of the date of determination), exceeds 5% of the Consolidated Tangible Net Worth of Parent.

                  (k) Neither Parent nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA the effect of which reorganization or termination would be the occurrence of an Event of Default under Section 6.01(i).

                  (l) None of Parent nor either Borrower is an "investment company" or a "company" controlled by an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended.

                  (m) None of Parent nor either Borrower is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the United States Public Utility Holding Company Act of 1935, as amended.

                  (n) The proceeds of the Advances will not be used in any way which would violate the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System.

                  All representations and warranties made by the Borrowers and/or Parent herein or made in any certificate delivered pursuant hereto shall survive the making of the Advances and the execution and delivery to the Lenders of this Agreement and the Notes.

                                   ARTICLE 5

                                    COVENANTS

                  SECTION 5.01 AFFIRMATIVE COVENANTS. So long as any Advance, Note or other amount payable either Borrower hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, Parent will, unless the Majority Lenders shall otherwise consent in writing:

                  (a) PRESERVATION OF EXISTENCE, ETC. Preserve and maintain, and cause each Material Subsidiary to preserve and maintain, its existence, rights (organizational and statutory) and material franchises, except as otherwise contemplated or permitted by Section 5.02(c) or 5.02(d); provided, that any Material Subsidiary may change its form of organization to a partnership or other form of Business Entity and may change its jurisdiction of organization, provided further that in the case of any such change by a Borrower, its jurisdiction of organization remains in Canada, and in connection with any such change by a Borrower, such Borrower shall cause to be delivered to the Administrative Agent a legal opinion of counsel acceptable to the Administrative Agent to the effect that the successor entity to such Borrower continues to be bound by, or has assumed by instrument or by operation of law, all of such Borrower's obligations under this Agreement and the Notes.

                  (b) COMPLIANCE WITH LAWS, ETC. Comply, and cause each Subsidiary to comply, in all material respects, with all applicable laws, rules, regulations and orders (including all environmental laws and laws requiring payment of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings) the failure to comply with which would have a Material Adverse Effect.

                  (c) VISITATION RIGHTS. At such reasonable times and intervals as the Administrative Agent or any of the Lenders may desire, permit the Administrative Agent or any of the Lenders to visit each Borrower and to discuss the affairs, finances, accounts and mineral reserve performance of Parent and any of its Subsidiaries with officers of the Borrowers and Parent and independent certified public accountants of Parent and any of its Subsidiaries, provided that if an Event of Default, or an event which with the giving of notice or the passage of time, or both, would become an Event of Default, has occurred and is continuing, the Administrative Agent or any Lender may, in addition to the other provisions of this subsection (c) and at such reasonable times and intervals as the Administrative Agent or any of the Lenders may desire, visit and inspect, under guidance of officers of Parent (or, in the case of properties of the Borrowers or their Subsidiaries, of the Borrowers), as the case may be, any properties significant to the consolidated operations of Parent and its Subsidiaries, and to examine the books and records of account (other than with respect to any mineral reserve information that Parent determines to be confidential, except, during the continuation of an Event of Default, if such Lenders shall have entered into a confidentiality agreement with respect to such information satisfactory in form and substance to Parent) Parent and any of its Subsidiaries and to discuss the affairs, finances and accounts of any of the Subsidiaries of Parent with any of the officers of such Subsidiary.

                  (d) BOOKS AND RECORDS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Parent and each Subsidiary of Parent in accordance with GAAP either
(i) applied consistently with those referred to in Section 1.03 or (ii) applied in a changed manner that does not, under GAAP or public reporting requirements applicable to Parent, either require disclosure in the consolidated financial statements of Parent and its consolidated Subsidiaries or require the consent of the accountants which (as required by Section 5.03(b)) report on such financial statements for the fiscal year in which such change shall have occurred, or
(iii) applied in a changed manner not covered by clause (ii) above provided such change shall have been disclosed to the Administrative Agent and shall have been consented to by the accountants which (as required by Section 5.03(b)) report on the consolidated financial statements of Parent and its consolidated Subsidiaries for the fiscal year in which such change shall have occurred, provided that if, notwithstanding the provisions of Section 1.03, any change referred to in clause (ii) or (iii) above would result in a covenant contained in Section 5.01 or 5.02 being calculated or construed in a materially different manner or with materially different results than if such covenant were calculated or construed in accordance with the provisions of Section 1.03, the Administrative Agent, the Lenders, the Borrowers and Parent agree, upon request by Parent to the Administrative Agent or by the Administrative Agent to Parent, to amend the covenants contained in Section 5.01 and 5.02 so that the relative protection afforded thereby to the Lenders and the relative flexibility afforded thereby to each Borrower will in substance be retained after such amendment, provided, however, that until such amendment becomes effective hereunder, the covenants as set forth herein shall remain in full force and effect and those definitions and accounting principles applicable to Parent and its consolidated Subsidiaries which do meet the standards set forth in Section 1.03 shall be applied to determine whether or not each Borrower is in compliance with such covenants.

                  (e) MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each Material Subsidiary to maintain and preserve, all of its properties which are used in the conduct of its business in good working order and condition, ordinary wear and tear excepted, to the extent that any failure to do so would have a Material Adverse Effect.

                  (f) MAINTENANCE OF INSURANCE. Maintain, and cause each Material Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Parent or such Subsidiary operates.

                  SECTION 5.02 NEGATIVE COVENANTS. So long as any Advance, Note or other amount payable by either Borrower hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, Parent will not, unless the Majority Lenders shall otherwise consent in writing:

                  (a) LIENS, ETC. (i) Create, assume or suffer to exist, or permit any Material Subsidiary to create, assume or suffer to exist, any Liens upon or with respect to any of the Equity Interests in any Material Subsidiary, whether now owned or hereafter acquired, or (ii) create or assume, or permit any Material Subsidiary to create or assume, any Liens upon or with respect to any other assets material to the consolidated operations of Parent and its consolidated Subsidiaries taken as a whole securing the payment of Debt and Guaranties in an aggregate amount (determined without duplication of amount (so that the amount of a Guaranty will be excluded to the extent the Debt Guaranteed thereby is included in computing such aggregate amount)) exceeding the greater of (x) U.S.$250,000,000 and (y) 10% of Consolidated Tangible Net Worth as at the date of such creation or assumption; provided, however, that this subsection (a) shall not apply to:

                  (A) Liens on assets acquired by Parent or any of its Subsidiaries after the Original Effective Date to the extent that such Liens existed at the time of such acquisition and were not placed thereon by or with the consent of Parent in contemplation of such acquisition;

                  (B) Liens on Equity Interests acquired after the Original Effective Date in a Business Entity which has become or becomes a Subsidiary of Parent, or on assets of any such Business Entity, to the extent that such Liens existed at the time of such acquisition and were not placed thereon by or with the consent of Parent in contemplation of such acquisition;

                  (C)      Liens on Margin Stock;

                  (D) Liens on the Equity Interests in, or Debt or other obligations of, or assets of, any Project Financing Subsidiary (or any Equity Interests in, Debt or other obligations of any Business Entity which are owned by any Project Financing Subsidiary) securing the payment of a Project Financing and related obligations;

                  (E)      Permitted Liens;

                  (F) Liens arising out of the refinancing, extension, renewal or refunding of any Debt or Guaranty secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the principal amount of such Debt or Guaranty is not increased (except by the amount of costs reasonably incurred in connection with the issuance thereof) and such Debt or Guaranty is not secured by any additional assets that would not have been permitted by this Section to secure the Debt or Guaranty refinanced, extended, renewed or refunded; and

                  (G) Liens on products and proceeds (including dividend, interest and like payments on, and insurance and condemnation proceeds and rental, lease, licensing and similar proceeds) of, and property evidencing or embodying, or constituting rights or other general intangibles relating to, and accessions and improvements to, collateral subject to Liens permitted by this
Section 5.02.

                  (b) DEBT, ETC. Create, assume or suffer to exist, or permit any of its consolidated Subsidiaries to create, assume or suffer to exist, any Debt or any Guaranty unless, immediately after giving effect to such Debt or Guaranty and the receipt and application of any proceeds thereof or value received in connection therewith,

                  (1) the sum (without duplication) of (i) consolidated Debt of Parent and its consolidated Subsidiaries plus (ii) the aggregate amount (determined on a consolidated basis) of Guaranties by Parent and its consolidated Subsidiaries is less than 60% of Capitalization, provided that Debt for borrowed money maturing within one year and evidenced by instruments commonly known as commercial paper or Canadian variable demand notes (other than Debt incurred pursuant to this Agreement, the U.S. Short-Term Revolving Credit Agreement, the U.S. Long-Term Revolving Credit Agreement or any other liquidity, working capital or acquisition financing facility with banks or other financial institutions or any replacement therefor), shall not exceed the sum of unused commitments under this Agreement, the U.S. Short-Term Revolving Credit Agreement and the U.S. Long-Term Revolving Credit Agreement and the aggregate of Parent's unused bank lines of credit and unused credit available to Parent under financing arrangements with banks or other financial institutions; and

                  (2) with respect to any such Debt created or assumed by a consolidated Subsidiary that is either a Subsidiary of Parent as of the Original Effective Date or a Subsidiary of Parent acquired or created after the Original Effective Date and owning a material portion of the consolidated operating assets existing at the Original Effective Date of Parent and its Subsidiaries, the aggregate amount of Debt of the consolidated Subsidiaries of Parent referred to above in this paragraph (2) owing to Persons other than Parent and its consolidated Subsidiaries is less than the greater of (i) U.S.$500,000,000 (exclusive of public Debt of LL&E existing at the time LL&E became a Subsidiary, the principal amount of which at such time was approximately U.S.$400,000,000, and any refinancing of such Debt, in a principal amount not to exceed the principal amount refinanced) and (ii) 30% of Consolidated Tangible Net Worth as at the date of incurrence or creation of such Debt.

                  (c) SALE, ETC. OF ASSETS. Sell, lease or otherwise transfer, or permit any Material Subsidiary to sell, lease or otherwise transfer (in either case, whether in one transaction or in a series of transactions, and except, in either case, to a Borrower or Parent or an entity which after giving effect to such transfer will be or become a Material Subsidiary in which Parent's direct or indirect Equity Interests will be at least as great as its direct or indirect Equity Interests in the transferor immediately prior thereto, and except as permitted by Section 5.02(d)), assets constituting all or substantially all of the consolidated assets of Parent and its Material Subsidiaries, provided that, notwithstanding the foregoing, Parent or any Material Subsidiary may sell, lease or otherwise transfer any Permitted Assets constituting all or substantially all of the consolidated assets of Parent and its Material Subsidiaries, so long as (A) such Permitted Assets are sold, leased or otherwise transferred in exchange for other Permitted Assets and/or (B) the proceeds from such sale, lease or other transfer, or an amount equal to the proceeds thereof, are (x) reinvested within one year from the date of receipt thereof in Permitted Assets and/or the development of Permitted Assets and/or
(y) used to repay Debt the proceeds of which were or are being used for investment in, and/or the development of, Permitted Assets; provided further that, no such sale, lease or other transfer shall be permitted by the foregoing proviso unless either (1) after giving effect to such sale, lease or other transfer, no Event of Default, and no event which with lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing or (2) Parent or the relevant Material Subsidiary, as the case may be, was contractually obligated, prior to the occurrence of such Event of Default or event, to consummate such sale, lease or other transfer.

                  (d) MERGERS, ETC. Merge, amalgamate or consolidate with any Person, or in the case of Parent permit any Material Subsidiary to merge, amalgamate or consolidate with any Person, except that:

                  (i) any Subsidiary may merge, amalgamate or consolidate with (or liquidate into) any other Subsidiary or may merge, amalgamate or consolidate with (or liquidate into) either Borrower or Parent, provided that (A) if such Subsidiary merges, amalgamates or consolidates with (or liquidates into) either Borrower or Parent, either (i) the survivor or successor is a Borrower or Parent, as applicable, or (ii) in the case of an amalgamation involving either Borrower under the laws of Canada or any province thereof, the continuing corporation resulting from such amalgamation is organized and existing under the laws of Canada or a province thereof and continues by operation of law to be liable for all obligations of such Borrower under this Agreement and under the Notes, provided that notice thereof and a copy of the amalgamation documents are provided to the Administrative Agent, or (iii) each successor or surviving Business Entity is organized and existing under the laws of Canada or a province thereof or the United States or a state thereof, respectively, and expressly assumes the obligations of such Borrower or Parent, as applicable, hereunder and under the Notes, (B) if any such Subsidiary merges, amalgamates or consolidates with (or liquidates into) any other Subsidiary of Parent, one or more Business Entities that are Subsidiaries of Parent are the surviving or successor Business Entity(ies) and, if either such Subsidiary is not directly or indirectly wholly-owned by either Borrower or Parent, such merger, amalgamation or consolidation is on an arm's length basis and (C) as a result of such merger, amalgamation or consolidation, no Event of Default, and no event which with lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, and

                  (ii) each Borrower, Parent or any Material Subsidiary may merge, amalgamate or consolidate with any other Business Entity (that is, in addition to the Borrowers, Parent or any other Subsidiary of Parent), provided that (A) if either Borrower or Parent merges, amalgamates or consolidates with any such other Business Entity(ies), either the survivor or successor Business Entity is a Borrower or Parent, as applicable, (B) if any Material Subsidiary merges, amalgamates or consolidates with any such other Business Entity, each surviving or successor Business Entity is a directly or indirectly wholly-owned Subsidiary, and (C) if a Borrower, Parent or any Material Subsidiary merges, amalgamates or consolidates with any such other Business Entity, after giving effect to such merger, amalgamation or consolidation no Event of Default, and no event which with lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing.

                  (e) DIVIDEND RESTRICTIONS. Create, or consent or agree to, or permit any of its Material Subsidiaries existing on the Original Effective Date or any of its Subsidiaries thereafter created or acquired and owning a material portion of the consolidated operating assets existing at the Original Effective Date of Parent and its Subsidiaries, to create, or consent or agree to, any restrictions, contained in any agreement or instrument relating to or evidencing Debt, on any such Subsidiary's ability to pay dividends or to make advances to Parent or any Subsidiary of Parent; provided, however, that this subsection (e) shall not apply to any such restrictions (including any extensions of the term of any thereof (by amendment, or continuation thereof in any refinancing of the Debt to which such restriction relates, or otherwise)) applicable to the Equity Interests in any Subsidiary of Parent, the Equity Interests in which are acquired by Parent after the Original Effective Date and which restrictions are existing at the time such Subsidiary first becomes a Subsidiary of Parent and are not placed thereon by or with the consent of Parent in contemplation of such acquisition by Parent.

                  SECTION 5.03 REPORTING REQUIREMENTS. So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrowers will furnish to each Lender in such reasonable quantities as shall from time to time be requested by such Lender:

                  (a) within 60 days after the end of each of the first three quarters of each fiscal year of Parent, a consolidated balance sheet of Parent and its consolidated Subsidiaries as of the end of such quarter, and consolidated statements of income and cash flow of Parent and its consolidated Subsidiaries each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified (subject to normal year-end adjustments) as to fairness and utilization of GAAP then in effect by the chief financial officer of Parent and accompanied by a certificate of such officer stating (i) that such statements of income and cash flow and such balance sheet have been prepared in accordance with GAAP then in effect, (ii) whether or not such officer has knowledge of the occurrence of any Event of Default which is continuing hereunder or of any event not theretofore remedied which with notice or lapse of time or both would constitute such an Event of Default and, if so, stating in reasonable detail the facts with respect thereto,
(iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not Parent is in compliance with the requirements set forth in subsection (b) of Section 5.02, (iv) a listing of all Material Subsidiaries and consolidated Subsidiaries of Parent showing the extent of its direct and indirect holdings of their Equity Interests and (v) if the financial statements for such quarter shall reflect any change in generally accepted accounting principles from those referred to in Section 1.03 that shall have the effect of changing the information presented in the financial statements accompanying such certificate from what such information would have been if presented in accordance with the generally accepted accounting principles referred to in
Section 1.03, a statement describing the nature of such change; provided that no such statement shall be required to the extent (A) such description is set forth in such financial statements or the notes thereto or (B) a statement with respect to such change shall have been delivered in connection with the delivery of, or disclosed in, financial statements under Section 5.03 (a), (b) or (e) for any prior fiscal period;

                  (b) within 120 days after the end of each fiscal year of Parent, a copy of the annual report for such year for Parent and its consolidated Subsidiaries containing financial statements for such year reported on by nationally recognized independent public accountants acceptable to the Lenders, accompanied by (i) a report signed by said accountants stating that such financial statements have been prepared in accordance with GAAP then in effect and (ii) a letter from such accountants stating that in making the investigations necessary for such report they obtained no knowledge, except as specifically stated therein, of any Event of Default which is continuing hereunder or of any event not theretofore remedied which with notice or lapse of time or both would constitute such an Event of Default (which letter may be limited in form, scope and substance to the extent required by applicable accounting rules or guidelines in effect from time to time);

                  (c) within 120 days after the close of Parent's fiscal years, a certificate of the chief financial officer of Parent stating (i) whether or not such officer has

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knowledge of the occurrence of any Event of Default which is continuing hereunder or of any event not theretofore remedied which with notice or lapse of time or both would constitute such an Event of Default and, if so, stating in reasonable detail the facts with respect thereto, (ii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not Parent is in compliance with the requirements set forth in subsection (b) of Section 5.02, (iii) a listing of all Material Subsidiaries and consolidated Subsidiaries of Parent showing the extent of its direct and indirect holdings of their Equity Interests and (iv) if the financial statements for such fiscal year shall reflect any change in generally accepted accounting principles from those referred to in Section 1.03 that shall have the effect of changing the information presented in the financial statements accompanying such certificate from what such information would have been if presented in accordance with the generally accepted accounting principles referred to in Section 1.03, a statement describing the nature of such change; provided that no such statement shall be required to the extent (A) such description is set forth in such financial statements or the notes thereto or (B) a statement with respect to such change shall have been delivered in connection with the delivery of, or disclosed in, financial statements under Section 5.03 (a), (b) or (e) for any prior fiscal period;

                  (d) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Parent or any Material Subsidiary shall have sent to its public Equity Interest holders;

                  (e) promptly upon their becoming publicly available, all regular and periodic financial reports and registration statements which either Borrower or any Material Subsidiary shall file with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registration statements of securities for selling security holders;

                  (f) promptly after Parent has had a reasonable opportunity to preliminarily evaluate the same, written notice of all litigation and of all proceedings before any governmental or regulatory agencies against or involving Parent or any Material Subsidiary, except any litigation or proceeding which in the reasonable judgment of Parent (taking into account the exhaustion of all appeals) is not likely to have a material adverse effect on the consolidated financial condition of Parent and its consolidated Subsidiaries taken as a whole, which notice may be effected by delivery, in accordance with applicable securities laws, of reports and statements referred to in clause (a),
(b) or (e) above;

                  (g) within three Business Days after an executive officer of either Borrower or Parent obtains knowledge of the occurrence of any Event of Default which is continuing or of any event not theretofore remedied which with notice or lapse of time, or both, would constitute an Event of Default, notice of such occurrence together with a detailed statement by a responsible officer of such Borrower or Parent of the steps being taken by such Borrower, Parent or the appropriate Subsidiary to cure the effect of such event;

                  (h) as soon as practicable and in any event (i) within 30 days after Parent or any ERISA Affiliate knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Plan has occurred and (ii) within 10 days after Parent or any ERISA Affiliate knows or has reason

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

to know that any other Termination Event with respect to any Plan has occurred, a statement of the chief financial officer of Parent describing such Termination Event and the action, if any, which Parent or such ERISA Affiliate proposes to take with respect thereto;

                  (i) promptly and in any event within two Business Days after receipt thereof by Parent or any ERISA Affiliate, copies of each notice received by Parent or any ERISA Affiliate from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                  (j) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan;

                  (k) promptly and in any event within five Business Days after receipt thereof by Parent or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by Parent or any ERISA Affiliate concerning (i) the imposition of Withdrawal Liability by a Multiemployer Plan, (ii) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (iii) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (iv) the amount of liability incurred, or expected to be incurred, by Parent or any ERISA Affiliate in connection with any event described in clause (i),
(ii) or (iii) above; and

                  (l) as soon as practicable but in any event within 60 days of any notice of request therefor, such other information respecting the financial condition and results of operations of Parent or any Subsidiary as any Lender through the Administrative Agent may from time to time reasonably request.

                  Each balance sheet and other financial statement furnished pursuant to subsections (a) and (b) of this Section 5.03 shall contain comparative information which conforms to the presentation required in Form 10-Q and Form 10-K, as appropriate, under the Securities Exchange Act of 1934, as amended.

                                   ARTICLE 6

                                EVENTS OF DEFAULT

                  SECTION 6.01 EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                  (a) Either Borrower shall fail to pay any principal of any Advance within two Business Days after the same shall be due, or any interest on any Advance or any other amount payable hereunder within five Business Days after the same shall be due; or

                  (b) Any representation or warranty made or deemed made by either Borrower or Parent herein or by either Borrower or Parent (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made; or

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

                  (c) Either Borrower or Parent shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrowers or Parent by the Administrative Agent or by any Lender with a copy to the Administrative Agent; or

                  (d) Parent or any Material Subsidiary of Parent shall fail to pay any Debt or Guaranty (excluding any Advances) of either Borrower, Parent or such Subsidiary (as the case may be) in an aggregate principal amount in excess of the greater of (i) U.S.$100,000,000 and (ii) 3% of Consolidated Tangible Net Worth at such time, or any installment of principal thereof or interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt or Guaranty; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate the maturity of such Debt; provided that, notwithstanding any provision contained in this subsection (d) to the contrary, to the extent that pursuant to the terms of any agreement or instrument relating to any Debt referred to in this subsection (d), any sale, pledge or disposal of Margin Stock, or utilization of the proceeds thereof would result in a breach of any covenant contained therein or otherwise give rise to a default or event of default thereunder and/or acceleration of the maturity of the Debt extended pursuant thereto and as a result of such terms or of such sale, pledge, disposal, utilization, breach, default, event of default or acceleration, or the provisions hereof relating thereto, this Agreement or any Advance hereunder would otherwise be subject to margin requirements or any other restriction under Regulation U issued by the Board of Governors of the United States Federal Reserve System, then such breach, default, event of default or acceleration shall not constitute a default or Event of Default under this subsection (d); or

                  (e) (i) Parent or any Material Subsidiary shall (A) generally not pay its debts as such debts become due; or (B) admit in writing its inability to pay its debts generally; or (C) make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted or consented to by Parent or any such Material Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or (iii) any such proceeding shall have been instituted against either Borrower, Parent or any such Subsidiary and either such proceeding shall not be stayed or dismissed for 60 consecutive days or any of the actions referred to above sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property) shall occur; or
(iv) either Borrower, Parent or any such Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                  (f) Any judgment or order for the payment of money in excess the greater of (i) U.S.$100,000,000 and (ii) 3% of Consolidated Tangible Net Worth at such time shall be rendered against Parent or any Material Subsidiary and either

(i) enforcement proceedings shall have been commenced and are continuing or have been completed by any creditor upon such judgment or order (other than any enforcement proceedings consisting of the mere obtaining and filing of a judgment lien or obtaining of a garnishment or similar order so long as no foreclosure, levy or similar process in respect of such lien, or payment over in respect of such garnishment or similar order, has commenced and is continuing or has been completed) or (ii) there shall be any period of 30 consecutive days during which a stay of execution or enforcement proceedings (other than those referred to in the parenthesis in clause (i) above) in respect of such judgment or order, by reason of a pending appeal, bonding or otherwise, shall not be in effect; or

                  (g) Any Termination Event with respect to a Material Plan shall have occurred and, 30 days after notice thereof shall have been given to Parent by the Lender, (i) such Termination Event shall still exist and (ii) the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which a Termination Event shall have occurred and then exist (or in the case of a Plan with respect to which a Termination Event described in clause
(ii) of the definition of Termination Event shall have occurred and then exist, the liability related thereto), in each case in respect of which Parent or any ERISA Affiliate has liability, is equal to or greater than U.S.$50,000,000; or

                  (h) Parent or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds U.S.$50,000,000; or

                  (i) Parent or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of Parent and its ERISA Affiliates to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years which include the Original Effective Date by an amount exceeding U.S.$50,000,000; or

                  (j) Upon completion of, and pursuant to, a transaction, or a series of transactions (which may include prior acquisitions of capital stock of Parent in the open market or otherwise), involving a tender offer (i) a "person" (within the meaning of Section 13(d) of the Securities Exchange Act of
1934) other than Parent, a Subsidiary of Parent or any employee benefit plan maintained for employees of Parent and/or any of its respective Subsidiaries or the trustee therefor, shall have acquired direct or indirect ownership of and paid for in excess of 50% of the outstanding capital stock of Parent entitled to vote in elections for directors of Parent and (ii) at any time before the later of (x) six months after the completion of such tender offer and (y) the next annual meeting of the shareholders of Parent following the completion of such tender offer more than half of the directors of Parent consists of individuals who (a) were not directors before the completion of such tender offer and (b) were not appointed, elected or nominated by the Board of Directors in office prior to the completion of such tender offer (other than any such appointment, election or nomination required or agreed to in connection with, or as a result of, the completion of such tender offer); or

                  (k) Either Borrower ceases to be a direct or indirect wholly-owned Subsidiary of the Parent; or

                  (l) The Guaranty of Parent hereunder shall not be (or shall be claimed by Parent, either Borrower or any Subsidiary of Parent not to
be) valid or in full force and effect; provided that if within one Business Day after the Borrowers or Parent receive notice from the Administrative Agent or otherwise becomes aware that such Guaranty is not valid or in full force and effect, Parent delivers written notice to the Administrative Agent that it intends to deliver a valid and effective Guaranty, or to reinstate such Guaranty, as soon as possible, then an Event of Default shall not exist pursuant this Section 6.01(l) unless Parent shall fail to deliver or reinstate a Guaranty having substantially the same effect as the Guaranty set forth in Article 8 within four Business Days after the delivery of such written notice of intent.

                  (m) Any "Event of Default" as defined in the U.S. Short-Term Revolving Credit Agreement or the U.S. Long-Term Revolving Credit Agreement shall occur and be continuing;

                  then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrowers and Parent, (i) declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers and Parent; provided, however, that if an Event of Default under subsection (e) of this Section 6.01 (except under clause (i)(A) thereof) shall occur, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all interest thereon and all other amounts payable under this Agreement shall automatically become and be forthwith due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers and Parent.

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

                                   ARTICLE 7

                            THE ADMINISTRATIVE AGENT

                  SECTION 7.01 AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including enforcement of this Agreement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrowers pursuant to the terms of this Agreement. Nothing in this Agreement shall impose upon any Co-Syndication Agent or Co-Documentation Agent, in its capacity as such, any duty or liability whatsoever.

                  SECTION 7.02 ADMINISTRATIVE AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07;
(ii) may consult with legal counsel (including counsel for the Borrowers and Parent), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrowers and Parent or to inspect the property (including the books and records) of the Borrowers or Parent; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile, electronic mail, telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

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

                  SECTION 7.03 ADMINISTRATIVE AGENT AND AFFILIATES. With respect to its Commitments, the Advances made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Parent, the Borrowers, any of their Subsidiaries, and any Person who may do business with or own securities of Parent, the Borrowers or any of their Subsidiaries, all as if the Administrative Agent were not the Administrative Agent and without any duty to account therefor to the other Lenders.

                  SECTION 7.04 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section
4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT (TO THE EXTENT NOT REIMBURSED BY THE BORROWERS OR PARENT), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE ADVANCES THEN HELD BY EACH OF THEM (OR IF NO ADVANCES ARE AT THE TIME OUTSTANDING OR IF ANY ADVANCES ARE HELD BY PERSONS WHICH ARE NOT LENDERS, RATABLY ACCORDING TO THE RESPECTIVE AMOUNTS OF THEIR COMMITMENTS OR THE RESPECTIVE AMOUNTS OF THEIR COMMITMENTS IMMEDIATELY PRIOR TO TERMINATION IF THE COMMITMENTS HAVE BEEN TERMINATED), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, ANY OF THE NOTES OR ANY OTHER FINANCING DOCUMENT OR OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH, OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, OR ANY OF THE NOTES OR ANY OTHER FINANCING DOCUMENT OR OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE AGENT'S GROSS NEGLIGENCE OR WILFUL MISCONDUCT.

                  Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for such Lender's ratable share of any

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

reasonable out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings, in bankruptcy or insolvency proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any of the Notes or any other instrument or document furnished pursuant hereto or in connection herewith to the extent that the Administrative Agent acts in its capacity as Administrative Agent and is not reimbursed for such expenses by the Borrowers or Parent.

                  SECTION 7.06 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the Borrowers and Parent and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then such retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank organized, or authorized to conduct a banking business, under the federal laws of Canada and having a combined capital and surplus of at least U.S.$500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                   ARTICLE 8

                                    GUARANTY

                  In order to induce the Lenders to extend credit hereunder, (i) each of Parent and BRCL hereby irrevocably and unconditionally guarantees the Obligations of Canadian Hunter, and (ii) each of Parent and Canadian Hunter hereby irrevocably and unconditionally guarantees the Obligations of BRCL. Each Guarantor agrees that the Guaranteed Parties may make a claim under its guarantee immediately upon the occurrence of an Event of Default or at any time thereafter, but (other than in the case of an Event of Default in respect of either Borrower under Section 6.01(e) (except clause (i)(A) thereof)) following the making of a demand on the applicable Borrower for payment or performance, as applicable, without any obligation to first seek any other remedy or take any other action against such Borrower. Each Guarantor further agrees that the due and punctual payment of the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guaranty hereunder notwithstanding any such extension or renewal of any Obligation. Each and every default in payment of the principal of and premium, if any, or interest on any Obligation shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

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                  Each Guarantor waives presentment to, demand of payment from and protest to the applicable Borrower of any of the Obligations of such Borrower, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Guaranteed Party to assert any claim or demand or to enforce any right or remedy against any Borrower or Parent under the provisions of this Agreement, any other Financing Document or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement or any other Financing Document or agreement; (d) the failure or delay of any Guaranteed Party to exercise any right or remedy against any other guarantor of the Obligations; (e) the failure of any Guaranteed Party to assert any claim or demand or to enforce any remedy under any Financing Document, any guaranty or any other agreement or instrument; (f) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity or which would impair or eliminate any right of any Guarantor to subrogation.

                  Each Guarantor further agrees that its agreement hereunder constitutes a promise of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Guaranteed Party to any balance of any deposit account or credit on the books of any Guaranteed Party in favor of the applicable Borrower or any other Person.

                  The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise.

                  Each Guarantor further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Guaranteed Party upon the bankruptcy or reorganization of the applicable Borrower or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Guaranteed Party may have at law or in equity against any Guarantor by virtue hereof, upon the failure of the applicable Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, Parent and (a) BRCL (in the event such Obligation is due and payable by Canadian Hunter) or (b) Canadian Hunter (in the event such Obligation is due and payable by BRCL), hereby, in their respective capacity as Guarantor, promise to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Guaranteed Parties in cash an amount equal to the sum of (i) the unpaid principal amount of such Obligations then due, (ii) accrued and unpaid interest and fees on such Obligations and (iii) all other monetary Obligations then due. Each Guarantor, as applicable, further agrees that if payment in respect of any Obligation shall be due in a currency other than Cdn. Dollars and/or at a place of payment other than Toronto, Ontario and if, by reason of any Change in Law,

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

disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the judgment of any Guaranteed Party, not consistent with the protection of its rights or interests, then, at the election of such Guaranteed Party, each Guarantor, as applicable, shall make payment of such Obligation in Cdn. Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in Toronto, Ontario, and shall indemnify such Guaranteed Party against any losses or expenses that it shall sustain as a result of such alternative payment.

                  Upon payment in full by a Guarantor of any Obligation of the applicable Borrower, each Lender shall, in a reasonable manner, assign the amount of such Obligation owed to it and so paid to such Guarantor, such assignment to be pro tanto to the extent to which the Obligation in question was discharged by such Guarantor, or make such disposition thereof as such Guarantor, as applicable, shall direct (all without recourse to any Guaranteed Party and without any representation or warranty by any Guaranteed Party).

                  Upon payment by any Guarantor of any sums as provided above, all rights of such Guarantor against the applicable Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations owed by such Borrower to the Guaranteed Parties.

                  Nothing shall discharge or satisfy the liability of any Guarantor hereunder except the full performance and payment of the Obligations.

                  Each reference herein to any Guaranteed Party shall be deemed to include their or its successors and assigns, in whose favor the provisions of this Guaranty shall also inure.

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                                   ARTICLE 9

                                  MISCELLANEOUS

                  SECTION 9.01 AMENDMENTS, ETC. An amendment or waiver of any provision of this Agreement, the Notes or any other Financing Document, or a consent to any departure by the Borrowers therefrom, shall be effective against the Lenders and all holders of the Notes if, but only if, it shall be in writing and signed or consented to in writing by the Majority Lenders or, where so specified, the Required Lenders (except any amendment to give effect to increased Commitments and New Lenders, as contemplated by Section 2.20), and then such a waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by all the Lenders, be effective to: (a) waive any of the conditions specified in Article 3, (b) except as contemplated by Section 2.20, increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Advances or any facility fees or utilization fees hereunder, (d) except as contemplated by Section 2.21, postpone any date fixed for any payment of principal of, or interest on, the Advances or any facility fees or utilization fees hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, which shall be required for the Lenders or any of them to take any action under this Agreement, (f) amend, waive or otherwise change Article VIII or this Section 9.01, or (g) waive any Event of Default pursuant to Section 6.01(l); and, provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required herein above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any Note.

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                  SECTION 9.02 NOTICES, ETC. (a) Except as otherwise provided in
Section 2.02(a) or 2.10(ii), all notices and other communications provided for hereunder shall be in writing and mailed by registered mail, return receipt requested and postage prepaid, or telecopied, sent by facsimile or otherwise teletransmitted, or delivered, if to BRCL, c/o Burlington Resources Inc. at 5051 Westheimer, Suite 1400, Houston, Texas 77056, Attention: Treasurer, Facsimile:
(713) 624-9627 with a copy to Burlington Resources Canada Ltd. 3700, 250 6th Avenue S.W., Calgary, Alberta, Canada T2P3H7, Attention: Dave Belcher,
Facsimile: (403) 263-2708 ; if to Canadian Hunter, c/o Burlington Resources Inc. at 5051 Westheimer, Suite 1400, Houston, Texas 77056, Attention: Treasurer,
Facsimile: (713) 624-9627 with a copy to Burlington Resources Canada (Hunter) Ltd. 3700, 250 6th Avenue S.W., Calgary, Alberta, Canada T2P3H7, Attention: Dave Belcher, Facsimile: (403) 263-2708; if to Parent, Burlington Resources Inc. at 5051 Westheimer, Suite 1400, Houston, Texas 77056, Attention: Treasurer,
Facsimile: (713) 624-9627; if to any Initial Lender, at its Applicable Lending Office set forth in such Initial Lender's Administrative Questionnaire; if to any other Lender at its Applicable Lending Office specified in the Assignment and Acceptance or Commitment Increase Agreement pursuant to which it became a Lender; if to the Administrative Agent, in care of JPMorgan Chase Bank, Toronto Branch, 200 Bay Street, Suite 1800, Royal Bank Plaza, South Tower, Toronto, Ontario, M5J 2J2, Attention: Amanda Staff, Telefax: (416) 981-9128, with a copy to JPMorgan Chase Bank, at 600 Travis Street, 20th Floor, Houston, TX 77002,
Attention: Russell Johnson, Telefax: (713) 216-8870; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.

                  (b) All such notices and communications shall be effective,
(i) in the case of any notice or communication given by certified mail, when receipted for, (ii) in the case of any notice or communication given by telecopy, telefax or other teletransmission, when confirmed by appropriate answerback, in each case addressed as aforesaid, (iii) in the case of any notice or communication delivered by hand or courier, when so delivered and (iv) in the case of any report, notice or information referred to in Section 9.02(c), when posted with posting confirmed by electronic correspondence, or otherwise deemed delivered pursuant to procedures approved by the Administrative Agent, except that notices and communications to the Administrative Agent pursuant to Article 2 or 7 shall not be effective until received by the Administrative Agent. A notice received by the Administrative Agent or a Lender by telephone pursuant to
Section 2.02(a) or 2.10(a)(ii) shall be effective if the Administrative Agent or Lender believes in good faith that it was given by an authorized representative of the Borrower and acts pursuant thereto, notwithstanding the absence of written confirmation or any contradictory provision thereof.

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

                  (c) Reports, notices, and information required to be delivered pursuant to Section 5.03 shall be deemed to have been delivered if such reports, notices, and information (or, in the case of any information, one or more annual or quarterly reports containing such information) shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov (and, in each case, a confirming electronic correspondence shall have been delivered or caused to be delivered providing notice of such posting or availability); provided that the Borrower shall deliver paper copies of such information to any Lender that requests such delivery. Reports, notices and information required to be delivered pursuant to
Section 5.03 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. Categories of reports, notices and information approved by the Administrative Agent may be given by e-mail pursuant to procedures approved by the Administrative Agent.

                  SECTION 9.03 NO WAIVER; REMEDIES. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any Note preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.04 COSTS AND EXPENSES; INDEMNITY.

                  (a) Each Borrower agrees to pay on demand (i) all reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and the Arranger in connection with the preparation, execution and delivery of this Agreement, the Notes and the other Financing Documents to be delivered hereunder and with respect to advising the Administrative Agent and the Arranger as to their respective rights and responsibilities under this Agreement, (ii) all reasonable costs and expenses incurred by the Administrative Agent and its Affiliates and the Arranger and their Affiliates in initially syndicating all or any portion of the Commitments hereunder, including the related reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent or its Affiliates and the Arranger and their Affiliates, travel expenses, duplication and printing costs and courier and postage fees, and excluding any syndication fees paid to other parties joining the syndicate and (iii) all out-of-pocket costs and expenses, if any, of the Administrative Agent and the Arranger and the Lenders (including reasonable counsel fees and expenses and the allocated costs of in-house counsel), in connection with the enforcement (whether through negotiations, legal proceedings, in bankruptcy or insolvency proceedings, or otherwise) of this Agreement, the Notes and the other Financing Documents to be delivered hereunder and thereunder.

                  (b) If any payment of principal of, or Continuation of, any Eurodollar Rate Advance is made by either Borrower to or for the account of a Lender on any day other than the last day of the Interest Period for such Advance, as a result of a prepayment pursuant to Section 2.10 or a Continuation pursuant to Section 2.08(f) or Section 2.09 or due to acceleration of the maturity of the Advances pursuant to Section 6.01 or due to any other reason attributable to either Borrower, or if either Borrower shall fail to borrow, Continue or prepay any Eurodollar Rate Advance on the date specified in any notice delivered pursuant hereto, the applicable Borrower shall,

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upon demand by such Lender (with a copy of such demand to the Administrative
Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or Continuation, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                  (c) If any payment of principal of any B/A Advance is made by either Borrower to or for the account of a Lender on any day other than the last day of the Interest Period for such Advance, due to acceleration of the maturity of the Advances pursuant to Section 6.01, or if either Borrower shall fail to borrow, Continue or prepay any B/A Advance on the date specified in any notice delivered pursuant hereto, the applicable Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance. It is understood that a defeasance of B/A's under Section 2.10(a) shall not constitute a prepayment.

                  (d) EACH OF BRCL, CANADIAN HUNTER AND PARENT AGREES TO INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE AGENT AND EACH LENDER AND THEIR RESPECTIVE RELATED PERSONS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LIABILITIES AND EXPENSES (INCLUDING FEES AND DISBURSEMENTS OF COUNSEL) WHICH MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNIFIED PARTY IN CONNECTION WITH OR ARISING OUT OF ANY INVESTIGATION, LITIGATION, OR PROCEEDING (WHETHER OR NOT SUCH INDEMNIFIED PARTY IS PARTY THERETO) RELATED TO ANY ACQUISITION OR PROPOSED ACQUISITION BY EITHER BORROWER, OR BY ANY SUBSIDIARY OF EITHER BORROWER, OF ALL OR ANY PORTION OF THE EQUITY INTERESTS IN, OR SUBSTANTIALLY ALL THE ASSETS OF, ANY PERSON OR ANY USE OR PROPOSED USE OF THE ADVANCES BY EITHER BORROWER (EXCLUDING ANY CLAIMS, DAMAGES, LIABILITIES OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY OR ANY OF ITS RELATED PERSONS, OR BY REASON OF ANY USE OR DISCLOSURE BY SUCH INDEMNIFIED PARTY OR ANY OF ITS RELATED PERSONS OF INFORMATION RELATING TO ANY SUCH ACQUISITION OR PROPOSED ACQUISITION OR ANY SUCH USE OR PROPOSED USE OF THE ADVANCES).

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                  SECTION 9.05 RIGHT OF SET-OFF. Upon the declaration of the
Advances as due and payable pursuant to the provisions of Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of either Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and any Note held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the applicable Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 9.05 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

                  SECTION 9.06 BINDING EFFECT. This Agreement shall become effective in accordance with the provisions of Section 3.01, and thereafter shall be binding upon and inure to the benefit of the Borrowers, Parent, the Administrative Agent, the Arranger and each Lender and their respective successors and assigns, except that none of Parent or the Borrowers shall have the right to assign their rights and obligations hereunder or any interest herein without the prior written consent of all of the Lenders; provided that notwithstanding the foregoing either Borrower shall be permitted to transfer its rights and obligations hereunder to a wholly-owned Subsidiary of Parent (i) if such Subsidiary is organized and existing under the laws of Canada or any political subdivision thereof and (ii) the Borrowers guarantee the obligations of any new Borrower on substantially the terms set forth in Article 8, at which time BRCL and/or Canadian Hunter, as applicable, shall cease to be a Borrower hereunder and shall cease to have any liability under this Agreement, the Notes, if any, or any other Financing Document except under such guarantee and Article
8. Any merger, amalgamation or consolidation in compliance with Section 5.02(d) of (i) either Borrower with Parent or a wholly-owned Subsidiary of Parent organized under the laws of Canada or any political subdivision thereof, or (ii) Parent shall not constitute an assignment for purposes of this Section 9.06.

                  SECTION 9.07 ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that each such assignment shall be to an Eligible Assignee and the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and, except in the case of an assignment to a Lender Affiliate, a processing and recordation fee of Cdn.$3,500, and shall send to the Borrowers an executed counterpart of such Assignment and Acceptance, and provided further, however, that (i) except in the case of an assignment to a Lender Affiliate, each such assignment shall be of a constant, and not a varying, percentage of all such Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender being assigned to the assignee pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) must be equal to or greater than Cdn.$10,000,000, or if less, the entire

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amount of such assigning Lender's "Commitment" (unless the Borrowers and the
Administrative Agent shall otherwise consent, which consent may be withheld for any reason) and must be an integral multiple of Cdn.$1,000,000, and (iii) except in the case of an assignment by a Schedule II Lender to a Lender Affiliate thereof that is a Schedule III Bank, any assignment to a Lender Affiliate will not relieve the assigning Lender of its obligation to make Advances hereunder timely in accordance with the terms hereof in the event such Lender Affiliate shall fail to do so. Upon the execution, delivery, acceptance and recording of each Assignment and Acceptance by the parties thereto, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, subject to clause (iii) above, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) except in the circumstances contemplated in clause (iii) above, the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, provided, however, such assigning Lender shall retain any claim with respect to any fee, interest, cost, expense or indemnity which accrues, or relates to an event that occurs, prior to the date of such assignment pursuant to Section 2.03, 2.06, 2.12, 2.13, 2.16 or 9.04.

                  (b) By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or Parent or the performance or observance by the Borrowers or Parent of any of their respective obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is (subject to approval in writing by the Borrowers and the Administrative Agent to the extent required) an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

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                  (c)      The Administrative Agent shall maintain at its
address referred to in Section 9.02 a copy of each Assignment and Acceptance, each New Lender Agreement and each Commitment Increase Agreement delivered to and accepted by it and a register (which register may be in electronic form) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by either Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice and its receipt of an executed counterpart of such Assignment and Acceptance, the applicable Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for any surrendered Note or Notes new Notes evidencing Advances made to such Borrower to the order of such Eligible Assignee and, if the assigning Lender has retained a Commitment hereunder, new Notes to the order of the assigning Lender. Any such new Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

                  (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, and the Advances owing to it and the Note or Notes held by it); provided, however, that
(i) such Lender's obligations under this Agreement (including its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) such Lender shall continue to be able to agree to any modification or amendment of this Agreement or any waiver hereunder without the consent, approval or vote of any such participant or group of participants, other than modifications, amendments and waivers which (A) postpone any date fixed for any payment of, or reduce any payment of, principal of or interest on such Lender's Advances or any facility fees or utilization fees payable under this Agreement, or (B) increase the amount of such Lender's Commitment in a manner which would have the effect of increasing the amount of a participant's participation, or (C) reduce the interest rate payable under this Agreement and such Lender's Advances, or (D) consent to the assignment or the transfer by the Borrowers or Parent of their respective rights and obligations under the Agreement, and (vi) except as contemplated by the immediately preceding clause (v), no participant shall be deemed to be or to have any of the rights or obligations of a "Lender" hereunder.

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                  (f)      Any Lender may, in connection with any assignment or
participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing for the benefit of the Borrowers to preserve the confidentiality of any confidential information relating to the Borrowers received by it from such Lender in a manner consistent with Section 9.08.

                  (g) Anything in this Agreement to the contrary notwithstanding, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including the Advances owing to it) and the Notes, if any, issued to it hereunder in favor of any United States Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System of the United States (or any successor regulation) and the applicable operating circular of such Federal Reserve Bank.

                  SECTION 9.08 CONFIDENTIALITY. (a) Each Lender and the Administrative Agent (each, a "PARTY") agrees that it will use its best reasonable efforts not to disclose, without the prior consent of the Borrowers (other than to its, or its Affiliates, employees, auditors, accountants, counsel or other representatives, whether existing at the Effective Date or any subsequent time), any information with respect to the Borrowers or Parent which is furnished pursuant to this Agreement, provided that any party may disclose any such information (i) as has become generally available to the public, (ii) as may be required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over such party, (iii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or regulatory proceeding, (iv) in order to comply with any law, order, regulation or ruling applicable to such party, or (v) to any prospective assignee or participant in connection with any contemplated assignment of any rights or obligations hereunder or any sale of any participation therein, by such party pursuant to
Section 9.07, if such prospective assignee or participant, as the case may be, executes an agreement with the Borrowers containing provisions substantially similar to those contained in this Section 9.08; provided, however, that the Borrowers and Parent acknowledge that the Administrative Agent has disclosed and may continue to disclose such information as the Administrative Agent in its sole discretion determines is appropriate to the Lenders from time to time.

                  (b) Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, such party's U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated hereby relating to such party and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no disclosure of any information relating to such tax treatment or tax structure may be made to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

                  SECTION 9.09 CONSENT TO JURISDICTION.

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                  (a)      Each Borrower and Parent hereby irrevocably and
unconditionally submit itself and its property to the non-exclusive jurisdiction of the Courts of the Province of Alberta in any action or proceeding by the Administrative Agent, the Arranger, any Lender or the holder of any Note in respect of, but only in respect of, any claims or causes of action arising out of or relating to this Agreement, the Notes or the other Financing Documents (such claims and causes of action, collectively, being "PERMITTED CLAIMS"), and each Borrower and Parent hereby irrevocably agrees that all Permitted Claims may be heard and determined in Alberta. Each Borrower and Parent hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any aforementioned court in respect of Permitted Claims. Service of the statement of claim and any other process which may be served by the Administrative Agent, the Arranger, any Lender or the holder of any Note on the Borrowers or Parent in any such action or proceeding in any aforementioned court in respect of Permitted Claims may be made by delivering separate copies of such process to each Borrower and Parent by courier and by registered mail (return receipt requested), fees and postage prepaid at the address of each Borrower and Parent specified pursuant to Section 9.02, to the attention of each of the Treasurer and the Vice President and General Counsel of Parent, or each of the General Counsel and Assistant Treasurer in the case of the Borrowers. Each Borrower and Parent agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Nothing in this Section 9.09 (i) shall affect the right of the Arranger, the Borrowers, Parent, any Lender, the holder of any Note or the Administrative Agent to serve legal process in any other manner permitted by law or affect any right otherwise existing of the Borrowers, any Lender, the Arranger, the holder of any Note or the Administrative Agent to bring any action or proceeding in the courts of other jurisdictions or (ii) shall be deemed to be a general consent to jurisdiction in any particular court or a general waiver of any defense or a consent to jurisdiction of the courts expressly referred to in subsection (a) above in any action or proceeding in respect of any claim or cause of action other than Permitted Claims.

                  SECTION 9.10 GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the Province of Alberta and the federal laws of Canada applicable therein.

                  SECTION 9.11 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery to the Administrative Agent of a counterpart executed by a Lender shall constitute delivery of such counterpart to all of the Lenders. Delivery of an executed counterpart by facsimile shall be as effective as delivery of a manually executed original counterpart.

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                  SECTION 9.12 WAIVER OF JURY TRIAL. EACH BORROWER, PARENT, THE
ADMINISTRATIVE AGENT, AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE NOTES OR ANY OTHER FINANCING DOCUMENT OR OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT HERETO OR IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 9.13 ENTIRE AGREEMENT, ETC.. This Agreement, together with any other documents executed in connection herewith, express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 9.01.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written

                                BURLINGTON RESOURCES CANADA LTD.

                                By: /s/ DANIEL D. HAWK
                                    ----------------------------------------
                                    Name: Daniel D. Hawk
                                    Title: Treasurer

                                BURLINGTON RESOURCES CANADA (HUNTER) LTD.

                                By: /s/ DANIEL D. HAWK
                                    ----------------------------------------
                                    Name: Daniel D. Hawk
                                    Title: Treasurer

                                BURLINGTON RESOURCES INC.

                                By: /s/ DANIEL D. HAWK
                                    ----------------------------------------
                                    Name: Daniel D. Hawk
                                    Title: Vice President & Treasurer

                                JPMORGAN CHASE BANK, TORONTO BRANCH, as
                                Administrative Agent

                                By: /s/ CHRISTINE CHAN
                                    ---------------------------------------
                                    Name: Christine Chan
                                    Title: Vice President

                                JPMORGAN CHASE BANK, TORONTO BRANCH, as Lender

                                By: /s/ CHRISTINE CHAN
                                    ---------------------------------------
                                    Name: Christine Chan
                                    Title: Vice President

                                    SIGNATURE PAGE TO
                                    BURLINGTON RESOURCES CANADA LTD.,
                                    BURLINGTON RESOURCES CANADA (HUNTER)
                                    LTD. AND BURLINGTON RESOURCES INC.
                                    CANADIAN CREDIT AGREEMENT DATED AS OF
                                    DECEMBER 4, 2003

                                    Name of Institution: BANK OF AMERICA, N.A.
                                                        ------------------------
                                                                   CANADA BRANCH

                                         By: /s/ MEDINA SALES DE ANDRADE
                                            ---------------------------------
                                        Name:  Medina Sales de Andrade
                                        Title: Assistant Vice President


Name of Institution: The Bank of New York

By: /s/ CRAIG ANDERSON
   --------------------------------------
   Name:  Craig Anderson
   Title: Vice President



Name of Institution: ABN AMRO BANK N.V., Canada Branch

By: /s/ LAWRENCE J. MALONEY
   --------------------------------------
   Name:  Lawrence J. Maloney
   Title: Managing Director


By: /s/ DAVID MOORE
   --------------------------------------
   Name:  David Moore
   Title: Director



Name of Institution: The Bank of Nova Scotia

By: /s/ DAN W. LINDQUIST
   --------------------------------------
   Name:  Dan W. Lindquist
   Title: Director



Name of Institution: The Bank of Tokyo-Mitsubishi, Ltd.

By: /s/ JOHN W. MCGHEE
   --------------------------------------
   Name:  John W. McGhee
   Title: V.P. and Manager



Name of Institution: The Bank of Montreal

By: /s/ JAMES V. DUCOTE
   --------------------------------------
   Name:  James V. Ducote
   Title: Director



Name of Institution: BANK ONE, NA, CANADA BRANCH

By: /s/ JANE BEKKEIL
   --------------------------------------
   Name:  Jane Bekkeil
   Title: Director


Name of Institution: BNP PARIBAS (CANADA)

By: /s/ EDWARD PAK
   --------------------------------------
   Name:  Edward Pak
   Title: Assistant Vice President Energy & Project Finance


By: /s/ CHARLES RITCHIE
   --------------------------------------
   Name:  Charles Ritchie
   Title: Vice President Energy & Project Finance


Name of Institution: BARCLAYS BANK PLC

By: /s/ NICHOLAS A. BELL
   --------------------------------------
   Name:  Nicholas A. Bell
   Title: Director - Loan Transaction Management



Name of Institution: CITIBANK, N.A. CANADIAN BRANCH

By: /s/ ADAM SHEPHERD
   --------------------------------------
   Name:  Adam Shepherd
   Title: Authorized Signer


Name of Institution: CREDIT SUISSE FIRST BOSTON TORONTO BRANCH


By: /s/ ALAIN DAOUST                         By: /s/ PETER CHAUVIN
   --------------------------------------       -------------------------------
   Name:  Alain Daoust                          Name:  Peter Chauvin
   Title: Director                              Title: Vice President



Name of Institution: DEUTSCHE BANK AG, CANADA BRANCH

By: /s/ ROBERT JOHNSTON
   --------------------------------------
   Name:  Robert Johnston
   Title: Vice President


By: /s/ ROD O'HARA
   --------------------------------------
   Name:  Rod O'Hara
   Title: Director


Name of Institution: FLEET NATIONAL BANK

By: /s/
   --------------------------------------
   Name:
   Title:

Name of Institution: MELLON BANK, N.A.

By: /s/ JOHN P. REHOB
   --------------------------------------
   Name:  John P. Rehob
   Title: Chief Administrative Officer


Name of Institution: Merrill Lynch Capital CANADA INC.

By: /s/ SUSAN RIMMER
   --------------------------------------
   Name:  Susan Rimmer
   Title: Officer


Name of Institution: MORGAN STANLEY SENIOR FUNDING (NOVA SCOTIA)

By: /s/ JAAP L. TONCKENS
   --------------------------------------
   Name:  Jaap L. Tonckens
   Title: Vice President


Name of Institution: ROYAL BANK OF CANADA

By: /s/ LINDA M. STEPHENS
   --------------------------------------
   Name:  Linda M. Stephens
   Title: Authorized Signatory


Name of Institution: THE ROYAL BANK OF SCOTLAND PLC

By: /s/ KEITH JOHNSON
   --------------------------------------
   Name:  Keith Johnson
   Title: Senior Vice President


Name of Institution: Societe Generale

By: /s/ J. DOUGLAS MCMURRAY, JR.
   --------------------------------------
   Name:  J. Douglas McMurray, Jr.
   Title: Manager Director


Name of Institution: SUN TRUST BANK

By: /s/ JAMES M. WARREN
   --------------------------------------
   Name:  James M. Warren
   Title: Director


Name of Institution: WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/ DAVID HUMPHREYS
   --------------------------------------
   Name:  David Humphreys
   Title: Vice President


Name of Institution: WELLS FARGO BANK, N.A.

By: /s/ PAUL A. SQUIRES
   --------------------------------------
   Name:  Paul A. Squires
   Title: Vice President

                                                                      SCHEDULE I

                         MATERIAL SUBSIDIARIES OF PARENT

Burlington Resources Canada Ltd.
Burlington Resources Canada (Hunter) Ltd.
The Louisiana Land and Exploration Company
Burlington Resources Oil & Gas Company LP
BROG GP Inc.
BROG LP Inc.
Burlington Resources Canada Partnership

                                                                     SCHEDULE II

                                  PRICING GRID

                  LEVEL I        LEVEL II        LEVEL III        LEVEL IV           LEVEL V        LEVEL VI
 Basis for    If the Parent's     If the      If the Parent's  If the Parent's   If the Parent's  If Levels I-V
  Pricing         senior         Parent's         senior           senior            senior       do not apply.
                 unsecured        senior      unsecured long      unsecured      unsecured long
                 long term       unsecured     term debt is       long term       term debt is
               debt is rated     long term    rated at least    debt is rated    rated at least
               at least A by   debt is rated    BBB+ by S&P     at least BBB       BBB- by S&P
                 S&P or A2      at least A-     or Baa1 by        by S&P or        or Baa3 by
                by Moody's.      by S&P or       Moody's.          Baa2 by          Moody's.
                                   A3 by                          Moody's.
                                 Moody's.
Facility Fee       .080%           .100%           .125%            .150%             .200%           .250%
Percentage

Applicable         .270%           .300%           .375%            .450%             .650%           .750%
Margin

The applicable pricing level shall change on the date of any relevant change in the rating by S&P or Moody's of any public long term senior unsecured debt securities of the Parent. In the case of split ratings from S&P and Moody's, the rating to be used to determine the applicable pricing level is the higher of the two (e.g., A-/Baa1 results in Level II pricing), provided that in the event the split is more than one full category, the average (or the higher of two intermediate ratings) shall be used (e.g., A-/Baa2 results in Level III pricing, as does A-/Baa3). For the avoidance of doubt, the amount to be paid with respect to any Acceptance Fee shall be determined on the date of the acceptance of the applicable B/A, and the Acceptance Fee paid on each date shall not be subject to adjustment based on a subsequent change in the pricing level.

                                                                    SCHEDULE III


                     The Initial Lenders (Canadian Tranche)


                     Investor                                  Title                 Commitment
-------------------------------------------------       ----------------------    ------------------
JPMorgan Chase Bank                                     Administrative Agent       CAD$26,734,628.57
Citibank, N.A.                                          Co-Syndication Agent           26,734,628.57
Fleet National Bank                                     Co-Syndication Agent           26,734,628.57
Bank of America, N.A.                                   Co-Documentation Agent         26,734,628.57
Bank of Nova Scotia (The)                               Co-Documentation Agent         26,734,628.57
Bank of Tokyo-Mitsubishi, Ltd.                          Co-Agent                       19,494,000.00
Barclays Bank plc                                       Co-Agent                       19,494,000.00
BNP Paribas                                             Co-Agent                       19,494,000.00
Royal Bank of Scotland plc (The)                        Co-Agent                       19,494,000.00
Wachovia Bank, National Association                     Co-Agent                       19,494,000.00
Merrill Lynch Capital Canada Inc.                       Co-Agent                       19,494,000.00
Morgan Stanley Senior Funding (Nova Scotia)             Co-Agent                       19,494,000.00
ABN Amro Bank, N.V.                                     Participant                    11,139,428.57
Deutsche Bank                                           Participant                    11,139,428.57
Bank One, NA                                            Participant                    11,139,428.57
Royal Bank of Canada                                    Participant                    11,139,428.57
Societe Generale                                        Participant                    11,139,428.57
SunTrust Banks                                          Participant                    11,139,428.57
Wells Fargo Bank                                        Participant                    11,139,428.57
Bank of Montreal                                        Participant                    11,139,428.57
Bank of New York (The)                                  Participant                    11,139,428.57
Credit Suisse First Boston, Toronto Branch              Participant                    11,139,428.57
Mellon Bank, N.A.                                       Participant                     8,354,571.43

TOTAL:                                                                            CAD$389,880,000.00